EXHIBIT 10.6


                               PURCHASE AGREEMENT
                               ------------------

                          dated as of October 30, 2000

                                 by and between

                                  CONOPCO, INC.

                                       and

                             FRENCH FRAGRANCES, INC.

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Article I             DEFINITIONS.......................................................................1

         1.1      Definitions...........................................................................1

         1.2      Terms Defined Elsewhere in this Agreement............................................17

         1.3      Other Definitional Provisions........................................................20

Article II            SALE AND PURCHASE OF ASSETS;  ASSUMPTION OF LIABILITIES; THE CLOSING.............20

         2.1      Purchase and Sale of Purchased Assets................................................20

         2.2      Assumption of Liabilities............................................................21

         2.3      Purchase Price.......................................................................21

Article III           ADJUSTMENTS AND OTHER POST-CLOSING PAYMENTS......................................22

         3.1      General Purchase Price Adjustments...................................................22

         3.2      Inventory Adjustment.................................................................24

         3.3      Post-September 2 Economics Adjustment................................................26

         3.4      General..............................................................................28

Article IV            REPRESENTATIONS AND WARRANTIES OF CONOPCO........................................29

         4.1      Organization and Authority...........................................................29

         4.2      Authorization and Enforceability.....................................................29

         4.3      No Conflicts.........................................................................30

         4.4      Consents.............................................................................30

         4.5      Financial Statements.................................................................30

         4.6      Absence of Undisclosed Liabilities...................................................31

         4.7      Absence of Certain Developments......................................................31

         4.8      Material Contracts...................................................................32

         4.9      Employee Benefit Plans...............................................................34

         4.10     Litigation; Compliance With Law......................................................35

         4.11     Taxes................................................................................36

         4.12     Affiliate Agreements.................................................................37

         4.13     [Intentionally Omitted]..............................................................38

         4.14     Purchased Assets.....................................................................38

         4.15     Environmental Matters................................................................38

         4.16     Inventory............................................................................39


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         4.17     Real Property........................................................................39

         4.18     Intellectual Property................................................................41

         4.19     Labor; Personnel.....................................................................42

         4.20     Insurance............................................................................43

         4.21     Relationships with Customers and Suppliers...........................................44

         4.22     Product Warranty.....................................................................44

         4.23     Promotional Obligations..............................................................44

         4.24     Securities Act; Ownership............................................................44

         4.25     Brokers' and Finders' Fees...........................................................45

         4.26     Purchase Agreements..................................................................45

         4.27     Independent Accountants..............................................................45

Article V             REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................45

         5.1      Organization and Authority...........................................................45

         5.2      Authorization and Enforceability.....................................................45

         5.3      No Conflicts.........................................................................46

         5.4      Consents.............................................................................46

         5.5      Capitalization.......................................................................47

         5.6      SEC Filings..........................................................................48

         5.7      Financial Statements.................................................................48

         5.8      Absence of Undisclosed Liabilities...................................................49

         5.9      Absence of Certain Developments......................................................49

         5.10     Litigation...........................................................................49

         5.11     Brokers' and Finders' Fees...........................................................49

         5.12     Financing............................................................................50

         5.13     Independent Accountants..............................................................50

         5.14     Private Offering.....................................................................50

         5.15     Shareholder Voting Agreements and Shareholder Meeting Record Date....................50

Article VI            COVENANTS........................................................................50

         6.1      Investigation by Purchaser...........................................................50


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         6.2      Conduct of Sellers...................................................................51

         6.3      Advice of Changes....................................................................53

         6.4      Governmental Approvals...............................................................53

         6.5      Third Party Consents.................................................................54

         6.6      Exclusivity..........................................................................55

         6.7      Non-Solicitation.....................................................................56

         6.8      Announcements........................................................................57

         6.9      Returns..............................................................................57

         6.10     Certain Information..................................................................58

         6.11     Supplies.............................................................................58

         6.12     Certain Agreements...................................................................59

         6.13     Use of Excluded Marks................................................................59

         6.14     Reasonable Efforts...................................................................59

         6.15     [Intentionally Omitted]..............................................................59

         6.16     Further Assurances...................................................................59

         6.17     Enforcement of Confidentiality Agreements............................................60

         6.18     Certificate of Designations; Certain Transactions....................................60

         6.19     Documents............................................................................61

         6.20     Convertible Preferred Stock..........................................................61

         6.21     Tax Certificates.....................................................................61

         6.22     Shareholder Approval.................................................................61

         6.23     Formula and Trade Secret Licenses....................................................62

         6.24     The Financing........................................................................62

         6.25     Purchased Intellectual Property......................................................63

Article VII           CONDITIONS TO THE CLOSING........................................................64

         7.1      Conditions to Each Party's Obligation to Effect the Closing..........................64

         7.2      Conditions to Purchaser's Obligation to Effect the Closing...........................64

         7.3      Conditions to Conopco's Obligations to Effect the Closing............................66

         7.4      Frustration of Closing Conditions....................................................66

Article VIII          THE CLOSING; TERMINATION OF AGREEMENT............................................67


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         8.1      The Closing..........................................................................67

         8.2      Termination..........................................................................67

Article IX            DELIVERIES AT THE CLOSING........................................................68
         9.1      Deliveries by Sellers at the Closing.................................................68

         9.2      Deliveries by Purchaser at the Closing...............................................69

Article X             EMPLOYEES AND EMPLOYEE BENEFITS..................................................70

         10.1     Employment...........................................................................70

         10.2     Compensation and Employee Benefits...................................................71

         10.3     Intellectual Property................................................................75

         10.4     Alternate Procedure..................................................................76

Article XI            CLOSING AND POST-CLOSING COVENANTS; INDEMNIFICATION..............................76

         11.1     Survival of Representations and Warranties; Termination of Indemnification...........76

         11.2     Indemnification......................................................................76

         11.3     Purchase Price Allocation............................................................81

         11.4     Tax Matters..........................................................................83

         11.5     No Additional Representations........................................................84

Article XII           GENERAL..........................................................................84

         12.1     Amendments...........................................................................84

         12.2     Integrated Contract..................................................................84

         12.3     Governing Law........................................................................84

         12.4     Notices..............................................................................85

         12.5     Assignment...........................................................................86

         12.6     No Third Party Beneficiaries.........................................................86

         12.7     Headings.............................................................................86

         12.8     Counterparts.........................................................................86

         12.9     Expenses.............................................................................87

         12.10    Severability; Enforcement............................................................87

         12.11    Jurisdiction.........................................................................87

         12.12    Bulk Sales Compliance................................................................87


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         12.13    Exhibits/Schedules...................................................................88

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Exhibits
--------
         A                 Articles of Amendment
         B-1               Roanoke Distribution Agreement
         B-2               Lille Distribution Agreement
         C                 Information Technology Services Agreement
         D-1               Non-Exclusive Licensed Patent License Agreement
         D-2               Non-Exclusive Retained Patent License Agreement
         E-1               Acton Manufacturing Agreement
         E-2               Las Piedras Manufacturing Agreement
         E-3               Roanoke Manufacturing Agreement
         F                 Registration Rights Agreement
         G                 Transition Services Agreement
         H                 Calculation of Purchase Price Adjustment
         I-1               Opinion of Counsel to Conopco
         I-2               Opinion of Counsel to Sellers
         J                 Opinion of Counsel to Purchaser
         K                 Form of Employee Lease Agreement
         L                 Assumption Agreement


Schedules
---------

1.1(a)   Fixtures and Equipment included in the Excluded Assets
1.1(b)   Allocation of Alcohol between Purchased Assets and Excluded Assets
1.1(c)   Other Excluded Assets
1.1(d)   Permitted Liens
1.1(e)   Purchased Contracts
1.1(f)   [Intentionally Omitted]
1.1(g)   Deposits, Prepaid Charges and Prepaid Expenses
1.1(h)   Fixtures and Equipment included in the Purchased Assets
1.1(i)   Other Purchased Assets
1.1(j)   Trade Names (Elizabeth Arden, etc.)
1.1(k)   Excluded Contracts
1.1(l)   [Intentionally Omitted]
1.1(m)   Methodology for allocation of Seller's and Purchaser's share of assets and liabilities for periods straddling the Closing
2.3(a)   Purchase Price Adjustment
4.1      List of Sellers/Jurisdictions of Incorporation/Foreign Qualifications
4.4      Foreign Regulatory Laws
4.5      Financial Statements
4.6      Undisclosed Liabilities


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4.7(a)   Certain Developments
4.7(b)   Certain Changes
4.8(a)   Material Contracts
4.8(b)   Non-Competition Contracts/Brand License Contracts
4.8(c)   Oral Material Contracts
4.8(d)   Material Contracts: Full Force and Effect/Defaults
4.8(e)   Material Contracts: Consent Required
4.9(a)   Employee Benefits
4.9(e)   Average Actual Benefit Costs
4.10(b)  Legal Proceedings/Investigations
4.10(c)  Violations
4.10(d)  Authorizations
4.11(a)  Taxes
4.12     Affiliate Agreements
4.15     Environmental Matters
4.16(a)  September 30 Inventory List
4.16(b)  Physical Locations of Inventory
4.16(c)  Customer Returns
4.16(d)  Formulations/Specifications
4.17(a)  Owned Real Property
4.17(b)  Leased Real Property
4.18(a) Purchased Intellectual Property re: Trademarks and Servicemarks 4.18(b) Breach of Contract re: Purchased Intellectual Property
4.18(c)  Legal Proceedings re: Intellectual Property
4.18(d) Legal Proceedings vs. Third Parties re: Intellectual Property 4.18(e) Intellectual Property Licenses
4.18(f)  Secrecy/Confidentiality Measures
4.18(g)  Use of Intellectual Property
4.18(h)  Elizabeth Taylor Trademarks
4.18(i)  Purchased Intellectual Property: Patents
4.18(j)  Purchased Intellectual Property: Patent Applications
4.18(k)  Excluded Intellectual Property: Patents
4.18(l)  Product Development Initiatives
4.19(a)(i) Business Employees
4.19(a)(ii) Exempted Employees
4.19(b)  Strikes/Work Stoppages
4.19(d)  Labor/Collective Bargaining Agreements
4.19(e)  Investigations re: Employment Laws
4.20     Insurance
4.21     Relationships with Customers/Suppliers
4.23     Material Promotional Obligations
5.3      Consents
5.4      Governmental Approvals



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5.5(a)   Purchaser Securities
5.8      Undisclosed Liabilities
5.9      Certain Developments
6.2(b)   Permitted Actions
6.12     Certain Agreements
6.18     Actions with Regard to Capital Stock
7.1(c)   Taylor Consent
7.2(d)   Other Consents
10.1(a)  Leased Employees
10.2(a)(i) Amounts to be Paid to Transferred Employees under Purchaser Plans 10.2(a)(ii) Benefits: Transferred Employees
10.2(b)(i) Seller Severance Policy
10.2(b)(ii) Maximum Number of Business Employees
11.3(f)  Tax Allocation





                                      vii
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                               PURCHASE AGREEMENT
                               ------------------

                  Purchase Agreement dated as of October 30, 2000 by and between CONOPCO, INC. ("Conopco"), a New York corporation and a subsidiary of Unilever, N.V., a Netherlands corporation ("Parent"), and FRENCH FRAGRANCES, INC., a Florida corporation ("Purchaser"). Unless otherwise indicated, capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Parent and Conopco are engaged in, among other things, the worldwide business of manufacturing, marketing and distributing fragrance, skin treatment, bath and body and cosmetics products bearing the Trade Names (including the Purchased Assets and the Assumed Liabilities, but excluding the Excluded Assets and the Excluded Liabilities, the "Business"), certain assets of which are owned by Conopco and other Subsidiaries of Parent; and

                  WHEREAS, Conopco desires to (and to cause the other entities set forth on Schedule 4.1 to) sell, transfer and assign to Purchaser or its designated Affiliates, and Purchaser desires to (and to cause its designated Affiliates to) acquire and assume from Conopco and such entities, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; and

                  WHEREAS, certain facilities, assets and services of Parent, Conopco and their Subsidiaries are utilized both in the Business, on the one hand, and the other businesses of Parent, Conopco and their Affiliates, on the other hand, and certain of such facilities, assets and services will be shared by Purchaser or its designated Affiliates and Parent, Conopco and their Affiliates pursuant to the terms of certain agreements contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.


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                  "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Purchaser or any of its Affiliates, for a transaction resulting, directly or indirectly, in a sale or transfer to any third party of all or any portion of the Purchased Assets (other than sales of Inventory made in the Ordinary Course of Business).

                  "Affiliate" shall mean, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In the case of Conopco, "Affiliate" shall include, without limitation, either Parent or Unilever PLC and any entity a majority of the voting control of which is owned, directly or indirectly, by either Parent or Unilever PLC or both of them together. For purposes of this Agreement, the holder of the Convertible Preferred Stock, in its capacity as such, shall not be deemed to be an Affiliate of Purchaser.

                  "Agreement" shall refer to this Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "Ancillary Documents" shall mean (a) the assignment and assumption agreements, bills of sale and other customary instruments, documents, certificates and agreements to be executed and delivered at the Closing, including those evidencing the conveyance of the Purchased Assets and the assumption of the Assumed Liabilities and (b) the Employee Lease Agreement, Transition Services Agreement, the Information Technology Services Agreement, the Patent License Agreements, the Manufacturing Agreements, the Registration Rights Agreement, the Swiss Conveyance, Assignment and Assumption Agreement and the Distribution Agreements (the agreements in this clause (b), the "Ancillary Agreements").

                  "Authorization" shall refer to any domestic or foreign federal, state, local or other governmental consent, license, permit, franchise, concession, grant, registration to conduct business, authorization, approval, exemption or similar right.

                  "Business Day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                  "Certificate of Designations" shall refer to the Articles of Amendment to the Amended and Restated Articles of Incorporation of Purchaser to designate the preferences, rights and limitations of Purchaser's Convertible Preferred Stock, in the form attached as Exhibit A hereto.

                  "Closing" shall refer to the consummation of the several transactions provided for in Article II, all upon the terms and subject to the conditions set forth in this Agreement, which closing shall commence at 10:00


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A.M., local time, at the location specified in Section 8.1 below and shall be deemed to have occurred at the close of business on the Closing Date.

                  "Closing Date" shall refer to the day upon which the consummation of the several transactions provided for in Article II occurs.

                  "COBRA" shall refer to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "Code" shall refer to the Internal Revenue Code of 1986, as amended.

                  "Conopco's Accountants" shall mean the public accounting firm of PricewaterhouseCoopers LLP or any successor organization.

                  "Contaminant" shall mean, collectively, any (a) petroleum or petroleum products, or derivative or fraction thereof, explosives, radioactive materials (including radon gas), asbestos in any form that is or could become friable, urea formaldehyde foam insulation ("UFI"), and polychlorinated biphenyls ("PCBs"), and (b) any chemical, material, substance or waste, which is now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "restricted hazardous wastes," "contaminants," "pollutants" or words of similar import under any applicable Environmental Laws, including materials that are deemed hazardous pursuant to any applicable Environmental Laws due to their ignitability, corrosivity or reactivity characteristics.

                  "Contracts" shall mean all written or oral contracts, agreements, leases, commitments, letters of intent, memoranda of understanding, memoranda of agreement and other legally binding arrangements.

                  "Convertible Preferred Stock" shall mean shares of Purchaser's convertible preferred stock, $.01 par value per share, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations.

                  "Customer Credits" shall mean all customer credits or chargebacks against accounts receivable.

                  "Damages" shall refer, in respect of any obligation to indemnify any Person (including the parties hereto) pursuant to the terms of this Agreement, to any losses (including any loss of value), damages, Liabilities, reasonable out-of-pocket costs, expenses and attorneys' fees (including such costs, expenses and attorneys' fees incurred in connection with any investigation), fines and penalties, if any, in each case other than any consequential damages, losses, Liabilities, costs, expenses, fees, fines or penalties.

                  "Defective" shall mean, with respect to any finished goods or products, finished goods or products which did not conform to regulatory requirements or the specifications for such goods or products at the time of shipment.


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                  "Distribution Agreements" shall refer to the Distribution
Agreements to be executed and delivered at Closing by Purchaser and Conopco or its Affiliates, relating to the distribution of products through the Roanoke, Virginia distribution facility included in the Purchased Assets and Parent's Lille distribution center and in the form of Exhibits B-1 and B-2, respectively, hereto.

                  "Documents" shall mean files, documents, instruments, papers, books and records, letters from accountants, budgets, forecasts, pricing guidelines, ledgers, journals, title policies, minute books, customer lists, regulatory filings, operating data and plans and environmental studies and plans, in each case whether or not in electronic form (other than Software).

                  "Employee Benefit Plan" shall have the meaning ascribed to such term by Section 3(3) of ERISA.

                  "Employee Pension Benefit Plan" shall have the meaning ascribed to such term by Section 3(2) of ERISA.

                  "Environmental Claim" shall mean any Legal Proceeding, claim, notice of violation, order or directive (conditional or otherwise), judgment or lien by any Person against any Seller, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental leaks or spills) of, or exposure to, any Contaminant in, into or onto the environment, including the air, groundwater, surface water or any surface or subsurface strata, at, in, by, from, or in connection with the operation of the Business, (ii) the transportation, storage, treatment or disposal of any Contaminant in connection with the operation of the Business, or (iii) the violation, or alleged violation, in connection with the operation of the Business, of any applicable Environmental Laws or any Environmental Permits.

                  "Environmental Laws" shall mean all applicable Laws relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.) ("RCRA"); the Toxic Substances Control Act, as amended (15 U.S.C.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 et seq.) ("OSHA") but only to extent it regulates occupational exposure to Contaminants; and the Safe Drinking Water Act, as amended (42 U.S.C.ss.300f et seq.), the Atomic Energy Act of 1954, as amended (42 U.S.C.ss.ss.2014, 2021 to 2021d, 2022, 2111, 2113 and 2114), and any and all
regulations promulgated thereunder, and all applicable analogous foreign, state


                                       4
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and local counterparts, equivalents, or similar statutes or ordinances, rules or regulations.

                  "Environmental Permit" shall mean any Authorization required under any applicable Environmental Laws.

                  "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" means all assets (and categories of assets), properties, rights and claims of Parent, Unilever PLC, Conopco, any Seller or any other Subsidiary of Parent or Unilever PLC (other than the Purchased Assets), in each case including (without implication that Purchaser is purchasing any asset not expressly excluded):

                        (i) all owned or leased real property interests of Sellers that are not listed on Schedule 4.17(a) or Schedule 4.17(b), respectively, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof, and all Fixtures and Equipment contained therein;

                        (ii) all cash and all cash equivalents of Sellers, except any cash or cash equivalents constituting security deposits deposited (x) by or on behalf of any Seller as lessee or sublessee under any of the Purchased Contracts or (y) with or by or paid to or by any Seller pursuant to any Purchased Contract;

                        (iii) all rights of Conopco and its Affiliates under this Agreement and the Ancillary Documents;

                        (iv) all Excluded Intellectual Property;

                        (v) all Fixtures and Equipment (other than those included in the Purchased Assets), including those listed on Schedule 1.1(a);

                        (vi) all records to the extent prepared in connection with the sale of the Purchased Assets, including bids received from third persons and analyses relating to the Purchased Assets and all confidentiality agreements with prospective purchasers of the Business or the Purchased Assets;

                        (vii) subject to clause (p) of the definition of Purchased Assets, all rights of Sellers under insurance policies;

                        (viii) all rights, claims, credits and causes of action relating to any Excluded Liability or any Excluded Asset, including rights, claims, credits and causes of action under insurance policies and all guaranties, warranties, indemnities and similar rights in respect of any Excluded Liability or any Excluded Asset, and all rights, claims, credits and causes of action to the extent attributable to losses or damages suffered prior to the Closing by Conopco or it Affiliates and relating to the operation of the Business prior to the Closing;


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                        (ix) all rights to claims for refunds of, or credits
against, Taxes (including all prepayment of Taxes) attributable to the Business for all taxable periods (or portions thereof) ending on, prior to or, to the extent attributable to the portion of such period ending on the Closing Date, including the Closing Date;

                        (x) any consolidated, combined or unitary Tax Return that includes any of Sellers, and records and work papers used in preparation thereof;

                        (xi) all accounts, loans and notes receivable (whether current or not current), advances, performance and surety bonds and letters of credit or other similar instruments in favor of Parent or any Seller;

                        (xii) all assets exclusively related to the Excluded Brands, including all Inventory labeled with the Excluded Names or exclusively related to the Excluded Brands;

                        (xiii) all inventories of raw materials and packaging materials held by any Seller on consignment for third parties;

                        (xiv) the Excluded Brands, Excluded Marks, Excluded Names and Excluded Trade Dress and any name or mark derived from or including the Excluded Names;

                        (xv) all the assets of the Conopco Benefit Plans;

                        (xvi) subject to Section 6.19, all financial and tax records relating to the Business that form part of Purchaser's, Conopco's or any Seller's general ledger;

                        (xvii) all Investments;

                        (xviii) all Contracts (including all Excluded Contracts), other than the Purchased Contracts;

                        (xix) all raw materials allocated in accordance with
Schedule 1.1(b) to the manufacture of products constituting Excluded Assets;

                        (xx) all Authorizations that are not (A) exclusively related to the Business or (B) specific to the Facilities;

                        (xxi) all Inventory related to the Excluded Brands;

                        (xxii) Sellers' pro rata share, as set forth on Schedule 1.1(m), of any supplier rebates earned through Closing; and

                        (xxiii) all assets set forth on Schedule 1.1(c).


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                  "Excluded Brands" means the products sold exclusively under the Excluded Names.

                  "Excluded Contracts" shall mean the Contracts (and categories of Contracts) set forth on Schedule 1.1(k).

                  "Excluded Intellectual Property" shall mean all (i) patents and patent applications, (ii) trademarks, service marks and trademark applications and registrations, including all goodwill associated therewith, and
(iii) trade dress, logos, domain names, copyrighted works, copyrights, copyright registrations and applications and works copyrightable (but for their lack of fixation in a tangible medium), mask works and mask work applications, registrations and renewals, (iv) trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) Software and
(vi) Technology, in each case owned, used or held for use by any Seller or any other Affiliate of Conopco other than the Purchased Intellectual Property. For the avoidance of doubt, "Excluded Intellectual Property" shall include, but not be limited to, (A) all patents and patent applications listed on Schedule 4.18(k) (which patents and patent applications are the subject of a Patent License Agreement), (B) all patents and patent registrations listed on Schedules 4.18(i) and 4.18(j) filed in India and (C) all trademarks, service marks and trademark applications and registrations associated with the Excluded Marks and the Excluded Names and (D) all trade dress, logos, domain names, copyrighted works, copyrights, works copyrightable (but for their lack of fixation in a tangible medium), mask works, mask work applications, registrations and renewals, trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), Software, Technology and other intellectual property, in each case exclusively related to the intellectual property covered by clauses (A), (B), (C) above.

                  "Excluded Liabilities" shall mean all Liabilities of Parent, Unilever PLC, Conopco, any Seller or any other Subsidiary of Parent or Unilever PLC arising out of, relating to or otherwise in respect of the Purchased Assets, the Business or the operation of the Business on or before the Closing Date and all other Liabilities of Parent, Unilever PLC, Conopco, any Seller or any other Subsidiary of Parent or Unilever PLC, in each case other than the Assumed Liabilities. Without implication that Purchaser is assuming any Liability not expressly excluded and, where applicable, without implication that any of the following have been included in the Assumed Liabilities, Excluded Liabilities shall include the following Liabilities (other than any Assumed Liabilities or any Liabilities of Purchaser or its Affiliates that existed prior to the Closing):

                        (i) all Liabilities in respect of any and all products sold by Parent or any of its Affiliates on or before the Closing Date, including such Liabilities for refunds, adjustments, allowances, exchanges, Returns

(except as otherwise set forth in Section 2.2(b)) and warranty, merchantability and other claims;

                        (ii) all Liabilities arising under or pursuant to Environmental Laws (including Environmental Claims and Remedial Actions), to the extent arising out of or otherwise related to Sellers' ownership or operation of
(A) the Facilities on or prior to the Closing Date (including the Release or continuing Release (if existing as of the Closing) of any Contaminant, regardless of by whom) or (B) the Business on or prior to the Closing Date or
(C) the Excluded Assets or any other real property formerly owned, operated, leased or otherwise used by Sellers;

                        (iii) Liabilities arising under or pursuant to Environmental Laws from the offsite transportation, storage disposal, treatment or recycling of Contaminants generated by and taken offsite by or on behalf of the Sellers prior to and through the Closing Date;

                        (iv) except to the extent specifically provided in
Article X, all Liabilities arising out of, relating to or with respect to the employment or termination of employment by Parent or any of its Affiliates of any current or former employee, consultant or independent contractor of Parent or any of its Affiliates on or before the Closing Date or, in the case of Leased Employees, through the expiration of such Leased Employees' Lease End Date;

                        (v) all Liabilities arising out of, under or in connection with Contracts that are not Purchased Contracts (including, without limitation, all Contracts that are required to be disclosed pursuant to (A)
Section 4.8(a) but are not listed in Schedule 4.8(a) or (B) Section 4.8(b)) and, with respect to Purchased Contracts, Liabilities in respect of a breach by or default of any Seller accruing under such Contracts with respect to any period prior to Closing or Liabilities arising under such Contracts on or prior to Closing;

                        (vi) all Liabilities for Indebtedness of Sellers;

                        (vii) all Liabilities arising out of, under or in connection with any Conopco Benefit Plan;

                        (viii) all Liabilities for Taxes (A) for all taxable periods in the case of the Excluded Assets and (B) for all taxable periods (or portions thereof) ending on or prior to or, to the extent attributable to the portion of such period ending on the Closing Date, including the Closing Date, in the case of the Purchased Assets;

                        (ix) all Liabilities in respect of any lawsuit, action or proceeding, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the Purchased Assets or the Business that is asserted or brought by any Person (including any Governmental Authority), based on any actual or alleged civil or criminal violation of Law, in each case to the extent such violation occurs on or prior to the Closing, including, to such extent, all Liabilities in respect of the items listed on Schedule 4.10(b) or 4.10(c);

                        (x) all Liabilities in respect of any lawsuit, action or proceeding, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the operation of the Business, in each case to the extent such Liability or claim relates to such operation on or prior to the Closing, that is asserted or brought by any Person (including any Governmental Authority), including, to such extent, all Liabilities in respect of the items listed on Schedule 4.10(b) or 4.10(c);

                        (xi) all Liabilities in respect of any Excluded Asset and all Liabilities in respect of any claim, lawsuit, action or proceeding before or after the Closing in respect of any Excluded Asset or Excluded Liability, including all Liabilities in respect of the items listed on Schedule 4.10(b) or 4.10(c);

                        (xii) all Liabilities relating to any shareholders' agreements to which any Sellers are party;

                        (xiii) all Liabilities relating to amounts required to be paid by Parent, Conopco or any other Seller hereunder;

                        (xiv) all Liabilities of any Seller owed to any other Seller or any other Affiliate of any Seller;

                        (xv) all Liabilities arising out of or in respect of (A) any Subsidiary of Parent sold or otherwise divested prior to the Closing or the business conducted by any such Subsidiary or (B) any business or business unit of Parent that is divested prior to Closing; and

                        (xvi) Sellers' pro rata share, as set forth on Schedule 1.1(m), of any customer rebates earned through the Closing.

                  "Excluded Marks" means any trademarks or service marks (including all goodwill associated therewith) of Parent or Sellers that include, in whole or in part, the names "Unilever," "Cerrutti," "Lagerfeld," "Valentino," "Chloe," "Scherrer," "Faberge" or, with respect to all countries other than the United States and Canada, "Parfums International Limited."

                  "Excluded Names" means any trade names or corporate names (including all goodwill associated therewith) of Parent or Sellers that include, in whole or in part, the names "Unilever," "Cerrutti," "Lagerfeld," "Valentino," "Chloe," "Scherrer," "Faberge" or, with respect to all countries other than the United States and Canada, "Parfums International Limited."

                  "Excluded Trade Dress" means any trade dress or logos (including all goodwill associated therewith) of Sellers that are or have been used in connection with any of the Excluded Marks.

                  "Exhibit" shall refer to one of several written Exhibits to this Agreement each of which is hereby incorporated into and made a part of this Agreement for all purposes.

                  "Facilities" shall mean the Owned Real Property and the Leased Real Properties.

                  "Fixtures and Equipment" shall mean all furniture, fixtures, furnishings, machinery, telecommunication devices, vehicles, equipment, tools, dies and molds, displays, makeup training units, custom color machines (at counters) and counters.

                  "GAAP" shall refer to generally accepted accounting principles in the United States in effect, without references to changes therein as might otherwise be applicable to subsequent periods, consistently applied.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, administrative or military functions of or pertaining to government, whether domestic or foreign.

                  "HSR Act" shall refer to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP;
(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

                  "Indemnification Event" shall refer to any action, proceeding or claim for which a Person is entitled to indemnification under this Agreement.

                  "Indemnitor" shall refer to the indemnifying Person in the case of any obligation to indemnify established pursuant to the terms of this Agreement.

                  "Independent Accountants" means Arthur Andersen LLP or, if at the time such firm's services are to be utilized pursuant to Article III such firm is not "independent" of both Purchaser and Sellers (within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the
SEC), an "independent" "Big Five" accounting firm mutually reasonably acceptable to Purchaser and Conopco.

                  "Information Technology Services Agreement" shall refer to the Information Technology Services Agreement to be executed and delivered at Closing by Purchaser and Conopco or its Affiliates, in the form attached as Exhibit C hereto.

                  "Inventory" means all raw materials, work-in-process, finished goods and products, merchandise, office and other supplies, packaging and labeling materials, components, tote, corrugate, displays, testers, samples and collateral materials, shippers and gift with purchases, and other accessories related thereto.

                  "Investments" means all capital stock, partnership interests and other equity interests owned by any Sellers in any Person which is held in connection with the Business.

                  "IRS" shall mean the Internal Revenue Service.

                  "Law" shall mean any federal, state, local, or foreign law (including common law), constitution, statute, code, ordinance, rule, regulation, executive order, decree, governmental edict or other requirement.

                  "Legal Proceedings" shall mean any judicial, administrative or arbitration suits, actions, claims or proceedings (whether public or private) or any governmental suits, actions, claims or proceedings, whether domestic or foreign.

                  "Liability" means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), including any liability for Taxes.

                  "Lien" shall mean any and all mortgages, security interests, liens, claims, pledges, restrictions (including restrictions on transfer), leases, title exceptions, easements, rights of way, rights of first refusal, charges or other encumbrances of any nature whatsoever.

                  "Manufacturing Agreements" shall refer to the Manufacturing Agreements to be executed and delivered at Closing by Purchaser and Conopco or its Affiliates relating to the manufacture of products at one or more of

Sellers' manufacturing facilities in the form attached as Exhibits E-1, E-2 and E-3 hereto.

                  "Material Adverse Effect" shall mean any material and adverse effect on the business, condition (financial or otherwise), revenues, earnings, properties, assets or results of operations of the Business.

                  "Multiemployer Plan" shall have the meaning ascribed to such term by Section 4001(a)(3) of ERISA.

                  "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business consistent with past custom and practice.

                  "Patent License Agreements" shall refer to the Non-Exclusive Licensed Patent License and the Non-Exclusive Retained Patent License to be executed and delivered at Closing by Purchaser and Conopco or its Affiliates in the form attached as Exhibits D-1 and D-2, respectively, hereto.

                  "Permitted Liens" means (i) Liens expressly disclosed in
Schedule 1.1(d), (ii) mechanics', carriers', workmen's, repairmen's and other like Liens arising or incurred in the Ordinary Course of Business and are for amounts not yet overdue or that are being contested in good faith by appropriate proceedings, (iii) other imperfections of title or encumbrances that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted, (iv) in the case of Leased Real Property, any and all Liens affecting the title or interest of the landlord of each Real Property Lease (and any underlying landlord) in and to the leased premises or the real property of which the leased premises form a part, provided the same does not constitute a Material Adverse Effect, and (v) Liens for Taxes, assessments and other governmental charges not yet due and payable or Liens for Taxes, assessments and governmental charges other than Income Taxes that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings.

                  "Person" shall include an individual, a partnership, a corporation, a division or business unit of a corporation, a trust, an unincorporated organization, a federal, state, local or foreign government or any department or agency thereof and any other entity.

                  "Promotional Materials" shall mean all sales, marketing, advertising and promotional materials (not otherwise included in Inventory), photography, lay-outs, cut-outs, renderings and sketches primarily related (or planned to be primarily related) to the Trade Names.

                  "Purchased Assets" shall mean the following assets (or categories of assets), properties, goodwill, rights and claims of Sellers, wherever situated and whether or not reflected on the books and records of
Sellers:

                  (a) each owned real property interest listed and briefly described on Schedule 4.17(a) (each, or collectively, the "Owned Real Property"), together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

                  (b) each agreement (individually, a "Real Property Lease" and, collectively, "Real Property Leases") pursuant to which any of the Sellers lease, sublease (as sublandlord or subtenant) or otherwise occupy any real property interest listed and briefly described on Schedule 4.17(b) (individually, a "Leased Real Property" and, collectively, the "Leased Real Properties"), together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

                  (c) all of the Purchased Intellectual Property;

                  (d) all Contracts (and categories of Contracts) set forth on
Schedule 1.1(e) (the "Purchased Contracts");

                  (e) all Documents that are used, held for use or intended to be used, in each case primarily in, or that arise primarily out of, the Business, including Documents relating to inventory, purchasing, accounting, sales, export, import, research (to the extent related to the Purchased Assets), engineering (to the extent related to the Purchased Assets), manufacturing, maintenance (to the extent related to the Purchased Assets), repair (to the extent related to the Purchased Assets), marketing, Purchased Intellectual Property, shipping records, personnel files for Transferred Employees and all files, customer and supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause
(a) or (b) above, but excluding personnel files for employees of Sellers who are not Transferred Employees;

                  (f) all raw materials allocated in accordance with Schedule 1.1(b) to the manufacture of products constituting Purchased Assets and all Inventory which is labeled with the Trade Names or exclusively related to the Business, in each case, as of the close of Business on the Closing Date (collectively, the "Purchased Inventory");

                  (g) all packaging, advertising and product extensions under development currently or at the time of the Closing to the extent related (or planned to be related) to the Trade Names, including those listed in Schedule 4.18(l);

                  (h) subject to Section 6.5, all Authorizations that are (A) exclusively related to the Business or (B) specific to the Facilities;

                  (i) all goodwill associated with the Purchased Assets, including the goodwill associated with the Trade Names;

                  (j) all rights under non-disclosure or confidentiality agreements with employees and agents of Sellers or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof), other than the Confidentiality Agreement and any other confidentiality agreement with a prospective purchaser of the Business or the Purchased Assets;

                  (k) all deposits (including security deposits) and prepaid charges and expenses of Sellers exclusively relating to the Purchased Assets or the Assumed Liabilities listed on Schedule 1.1(g);

                  (l) the Fixtures and Equipment (and categories thereof) used or held for use by any Seller in the conduct of the Business listed or described on Schedule 1.1(h);

                  (m) all Promotional Materials;

                  (n) all site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies and other plans and studies of any kind if existing and in the possession or subject to the control of any Sellers exclusively relating to the Owned Real Property or the Leased Real Property;

                  (o) all rights of any Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold to or services provided to any Sellers for the Business or to the extent affecting the Fixtures and Equipment constituting Purchased Assets, in each case to the extent assignable and except to the extent related to any Excluded Liability;

                  (p) all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of any Assumed Liability, and all third-party property and casualty insurance proceeds, and all rights to third-party insurance proceeds received in respect of any loss or casualty with respect to any asset reflected on the Balance Sheet or acquired after the date of the Balance Sheet that will be or would, if held by a Seller on the Closing Date, be a Purchased Asset (except to the extent such asset has been replaced or repaired as of the Closing);

                  (q) all proceeds, net of any cost of disposition, from the sale or other disposition after the date of this Agreement and prior to the Closing Date of any asset (other than Inventory) that, but for such sale or other disposition prior to the Closing, would be a Purchased Asset;

                  (r) any Return in respect of which there is an Assumed Liability, and any other asset of Sellers in respect of which there is an Assumed Liability under Section 2.2;

                  (s) Purchaser's pro rata share, as set forth on Schedule 1.1(m), of any supplier rebates earned from Closing through December 31, 2000; and

                  (t) all other assets described on Schedule 1.1(i).

                  "Purchased Intellectual Property" shall mean (i) all patents and patent applications (other than those filed in India) listed on Schedule 4.18(i) (which patents and patent applications are not the subject of a Patent License Agreement) or Schedule 4.18(j) (which patents and patent applications are the subject of the Patent License Agreements), (ii) all trademarks, service marks and trademark applications and registrations listed on Schedule 4.18(a)(i) as well as all such marks and applications listed on Schedule 4.18(a)(ii) that the parties agree pursuant to Section 6.25 should be included as Purchased Intellectual Property, including all goodwill associated therewith, (iii) all trade dress, logos, domain names (including www.elizabetharden.com, www.visibledifference.com, www.red-door.com and www.staging.elizabetharden.com), copyrighted works, copyrights and works copyrightable (but for their lack of fixation in a tangible medium), mask works and mask work applications, registrations and renewals of Sellers, in each case that relate exclusively to the Business, (iv) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) of Sellers, in each case that relate exclusively to the Business, and (v) all Software and Technology of Sellers that relate exclusively to the Business.

                  "Purchaser Ancillary Documents" shall mean the Ancillary Documents to be entered into, executed and/or delivered by Purchaser or its designated Affiliates at the Closing.

                  "Purchaser's Accountants" shall mean the public accounting firm of Deloitte & Touche LLP or any successor organization.

                  "Real Property" shall mean the Owned Real Property and Leased Real Property.

                  "Registration Rights Agreement" shall refer to the Registration Rights Agreement to be executed and delivered at Closing by Purchaser and Conopco, in the form attached as Exhibit F hereto.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the environment.

                  "Remedial Action" shall mean all actions required under Environmental Laws to (i) clean up, remove, treat, monitor or in any other way address a Release; (ii) prevent the further Release or threat of further Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Release or any threatened

Release; or (iv) bring the Facilities and the operations conducted thereon into compliance with all applicable Environmental Laws and Environmental Permits.

                  "Returns" shall mean all finished goods and products relating to the Business which are returned prior to or following the Closing Date and are from sales made to customers of the Sellers on or prior to the Closing Date.

                  "Schedule" shall refer to one of several written Schedules to this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Seller Ancillary Documents" shall mean the Ancillary Documents to be entered into, executed and/or delivered by Sellers at the Closing.

                  "Sellers" shall refer, collectively, to Parent, Conopco and any other Affiliate of Parent having any right, title or interest in, to or under any Purchased Assets or any Liabilities included in the Assumed Liabilities.

                  "Shareholder Approval" shall mean the approval by Purchaser's shareholders of the issuance of the number of shares of Common Stock required to be delivered upon (i) the conversion of the Convertible Preferred Stock, including any shares of Convertible Preferred Stock that may be required to be issued for the payment of dividends on the Convertible Preferred Stock and (ii) the exercise of the warrants, in each case, as issued to Conopco pursuant to this Agreement, equal to the Total Conversion Number (as defined in the Certificate of Designations), minus the Pre-Approval Number (as defined in the Certificate of Designations.)

                  "Software" shall mean any and all computer software, including source code, object code, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and all materials, manuals, design notes and other documentation related thereto or associated therewith, but excluding any computer software available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $50,000.

                  "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the general or managing partner or owns directly or indirectly more than a 50% interest, and (iii) each limited liability company in which such Person or another Subsidiary of such Person is the managing member or owns directly or indirectly more than a 50% interest.

                  "Swiss Conveyance, Assignment and Assumption Agreement" shall refer to the conveyance, assignment and assumption agreement to be executed and delivered at Closing by the Sellers of the Purchased Assets located in Switzerland, in form and substance reasonably satisfactory to Conopco and Purchaser.

                  "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, unemployment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or estimable, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment (whether oral or written).

                  "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

                  "Technology" shall mean, collectively, all technology formulas, algorithms, procedures, methods, techniques, programs, subroutines, tools, materials, specifications, processes, apparatus and works of authorship, and all recordings, graphs, drawings, reports and analyses.

                  "Trade Names" shall mean the trademarks, service marks and trade names listed on Schedule 1.1(j) hereto.

                  "Transition Services Agreement" shall refer to the Transition Services Agreement to be executed and delivered at Closing by Purchaser and Conopco, in the form attached as Exhibit G hereto.

                  "UCI" shall mean Unilever Cosmetics International.

                  "UCISA" shall mean Unilever Cosmetics International, S.A., a corporation organized under the laws of Switzerland and a Subsidiary of Parent.

                  1.2 Terms Defined Elsewhere in this Agreement.

Term                                                   Section
----                                                   -------
Acquisition                                              7.1
Act                                                      4.16
Actual Pre-Closing Net Income                            3.3

Term                                                   Section
----                                                   -------

Actual Prepaids                                          3.1
Actual Section 2.2(c) Liabilities                        3.1
Adjusted Cash Consideration                              2.3
Alternate Procedure                                      10.2
Ancillary Agreements                         Ancillary Documents Definition
Asset Acquisition Statement                              11.3
Assumed Liabilities                                      2.2
Audited Financial Statements                             4.5
Balance Sheet                                            4.5
Base Inventory Amount                                    3.2
Basket                                                  11.2
Business                                               Recitals
Business Employees                                       4.19
Cap                                                      11.2
Commitments                                              5.12
Common Stock                                             5.5
Confidentiality Agreement                                6.1
Conopco                                                Recitals
Conopco's 401(k) Plan                                    10.2
Conopco Benefit Plan                                     4.9
Continuation Period                                      10.2
Deemed Post-Closing Net Loss                             3.3
EC Act                                                   4.16
Employee Lease Agreement                                 10.1
Estimated Inventory Statement                            3.2
Estimated Net Income                                     3.3
Estimated Prepaids                                       3.1
Estimated Prepaids/Section 2.2(c) Statement              3.1
Estimated Section 2.2(c) Liabilities                     3.1
Estimated Purchased Inventory                            3.2
ETCC                                                     4.18
Excess Number                                            10.2
Excluded Employees                                       10.1
Financial Statements                                     4.5
Financing                                                5.12
First-level Allocation Statement                         11.3
Foreign Benefit Plan                                     4.9
Foreign Employee                                         10.2
HIPAA                                                    10.3
Income Determination Date                                3.3
Income Notice of Disagreement                            3.3

Term                                                   Section
----                                                   -------

Income Principles                                        3.3
Independent Accountants                                  3.1
Initial Cash Consideration                               2.3
Intellectual Property Licenses                           4.18
Interim Period                                           3.3
Inventory Determination Date                             3.2
Inventory Principles                                     3.2
Inventory Statement                                      3.2
Lease End Date                                           10.1
Leased Employees                                         10.1
Leased Real Property                         Purchased Assets Definition
Material Contracts                                       4.8
Maximum Number                                           10.2
Notice of Disagreement                                   3.2
Occupants                                                4.17
Owned Real Property                          Purchased Assets Definition
Parent                                                Recitals
Preferred Stock                                          5.5
Prepaids Determination Date                              3.1
Prepaids Notice of Disagreement                          3.1
Proxy Statement                                          6.22
Purchased Contracts                          Purchased Assets Definition
Purchase Price                                           2.3
Purchaser                                              Recitals
Purchaser Indemnified Parties                            11.2
Purchaser Material Adverse Effect                        5.3
Purchaser Plans                                          10.2
Purchaser's 401(k) Plan                                  10.2
Real Property Leases                         Purchased Assets Definition
Revised Statement                                        11.3
SEC Documents                                            5.6
Section 2.2(c) Liabilities                               2.2
Section 2.2(c) Liabilities Determination Date            3.1
Section 2.2(c) Liabilities Notice of Disagreement        3.1
Seller Indemnified Parties                               11.2
Shareholders Meeting                                     6.22
Supplies                                                 6.11
Survival Period                                          11.1
Taylor Agreement                                         4.18
Total Net Income                                         3.3
Transferred Employees                                    10.1

Term                                                   Section
----                                                   -------

Transition Period                                        10.1
Unaudited June Financial Statements                      4.5
Unaudited September Financial Statements                 6.24
WARN                                                     4.19


                  1.3 Other Definitional Provisions.

                  (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" shall mean United States dollars.

                  (d) The terms "including" shall be deemed to be immediately followed by the term "but not limited to."

                  (e) The term "knowledge," as it applies to the knowledge of Conopco, means the actual knowledge of Jeff Arnold, Janice Handler, Peter Harwich, Steve Heaslip, Mart Laius, Mark Landry, John Martin, Sunil Mehta, Peter Midwood, Geoffrey Peasland, Mark Scott, Adrian Skidmore and Joan Stonitsch.

                  (f) Whenever in this Agreement a party is permitted to make a decision or take an action in its "sole and absolute discretion" or terms of similar latitude, such Person shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person.

                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS;
                     ASSUMPTION OF LIABILITIES; THE CLOSING

                  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the following transactions shall occur:

                  2.1 Purchase and Sale of Purchased Assets. Purchaser will (or cause its designated Affiliates to) purchase, acquire and accept from Sellers, and Conopco will (or will cause the other Sellers to) sell, transfer, assign, convey and deliver to Purchaser or its designated Affiliates all of Sellers' right, title and interest in, to and under the Purchased Assets, free and clear of any Liens except for Permitted Liens. Nothing herein contained shall be deemed to transfer, assign or convey the Excluded Assets to Purchaser, and

(except as otherwise expressly provided in Sections 6.5 and 6.16(b)), the Sellers shall retain all right, title and interest to, in and under the Excluded Assets.

                  2.2 Assumption of Liabilities. Purchaser will (or will cause its designated Affiliates to) assume, effective as of the Closing, and will agree to pay, perform and discharge when due only the following Liabilities of Sellers (collectively, the "Assumed Liabilities"):

                  (a) all Liabilities of Sellers under (i) the Purchased Contracts and (ii) the Real Property Leases, in each case to the extent such Liabilities relate to the period from and after the Closing;

                  (b) all Customer Credits and obligations to replace products of Sellers relating to Returns returned following the Closing Date, except to the extent such Returns are comprised of finished goods that were returned because they were Defective prior to their distribution by Sellers;

                  (c) the Liabilities of Sellers, to the extent relating to the Business in the United States, arising in respect of (i) commissions properly accrued but not yet paid to customers for demonstrators and "beauty advisors", to the extent such commissions are actually earned, and (ii) employee "cruise vacation" bonuses properly accrued but not yet granted, to the extent such bonuses are actually earned (collectively, the "Section 2.2(c) Liabilities"), in each case for fiscal 2000 in respect of the period to and including the Closing Date; and

                  (d) Purchaser's pro rata share, as set forth on Schedule 1.1(m), of customer rebates owed from Closing through December 31, 2000.

                  Purchaser will not assume or be liable for any Excluded Liabilities.

                  2.3 Purchase Price. The aggregate consideration payable by Purchaser to Sellers hereunder (the "Purchase Price") shall consist of: (i) $250,000,000 in cash (the "Initial Cash Consideration"), which shall be subject to adjustment pursuant to Article III of this Agreement and Schedule 2.3 hereto (as adjusted pursuant to Sections 3.1(a), 3.2(a) and 3.3(a) and Part A of
Schedule 2.3, the "Adjusted Cash Consideration"), and (ii) subject to Part B of
Schedule 2.3, 416,667 shares of Purchaser's Convertible Preferred Stock, having an aggregate liquidation preference of $50,000,000, in each case, less (if any document required to be delivered pursuant to Section 6.21 is not delivered on or prior to the Closing) any applicable withholdings to the extent required by Law. The Convertible Preferred Stock shall be allocated entirely to assets purchased from Sellers that are U.S. corporations, as designated by Conopco, to the extent of the portion of the Purchase Price payable to such corporations, and any excess of Convertible Preferred Stock over such portion shall be allocated among other Sellers as agreed by the parties prior to the Closing. The Adjusted Cash Consideration (less any such withholdings) shall be paid at the Closing, by wire transfer of immediately available funds to accounts for each Seller designated in writing by Conopco (on behalf of such Sellers) not less than two Business Days prior to the Closing Date (which designation shall also indicate the amount of the Adjusted Cash Consideration initially payable to each Seller based upon Section 11.3(a)).

                                  ARTICLE III

                   ADJUSTMENTS AND OTHER POST-CLOSING PAYMENTS

                  3.1 General Purchase Price Adjustments.

                  (a) Not later than five (5) Business Days prior to the Closing Date, Conopco shall deliver to Purchaser a statement (the "Estimated Prepaids/Section 2.2(c) Statement") setting forth (i) the estimated aggregate amount of all prepaid charges and expenses in respect of the items set forth on
Schedule 1.1(g) (the "Estimated Prepaids") and (ii) the estimated aggregate amount of the Section 2.2(c) Liabilities (the "Estimated Section 2.2(c) Liabilities"). On the Closing Date, the Initial Cash Consideration shall be (x) increased, dollar for dollar, by the Estimated Prepaids and (y) decreased, dollar for dollar, by the Estimated Section 2.2(c) Liabilities.

                  (b) (i) Within thirty (30) days after the Closing Date, Conopco shall prepare and deliver to Purchaser a statement (the "Actual Prepaids Statement") setting forth the actual amount as of the Closing Date of all prepaid expenses in respect of the items set forth on Schedule 1.1(g) (the "Actual Prepaids"), along with supporting documentation. Purchaser shall assist Conopco and its representatives in the calculation of the Actual Prepaids and shall provide Conopco and its representatives access at all reasonable times to the personnel, properties, books and records of the Business (to the extent within the control of Purchaser) for such purpose.

                        (ii) The Actual Prepaids Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof unless Purchaser gives written notice of its disagreement with the Actual Prepaids Statement (a "Prepaids Notice of Disagreement") to Conopco prior to such date. Any Prepaids Notice of Disagreement shall (i) specify in reasonable detail the nature of any such disagreement so asserted and (ii) only include disagreements based on mathematical errors. If a Prepaids Notice of Disagreement is received by Conopco in a timely manner, the Actual Prepaids Statement shall become final and binding upon Conopco and Purchaser on the earlier of (i) the date Conopco and Purchaser resolve in writing any differences they have with respect to the matters specified in the Prepaids Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Independent Accountants. The date on which such final determination is made (either by mutual agreement of Purchaser and Conopco, or as determined by the Independent Accountants), is hereinafter referred to as the "Prepaids Determination Date".

                        (iii) During the 15-day period following delivery of a Prepaids Notice of Disagreement, Conopco and Purchaser shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Prepaids Notice of Disagreement. At the end of such 15-day period, the Independent Accountants shall be retained to resolve all issues that remain in dispute and were properly included in the Prepaids Notice of Disagreement. Purchaser and Conopco shall furnish, or cause to be furnished, to the Independent Accountants all information the Independent Accountants shall reasonably request for purposes of making this determination. Conopco and Purchaser shall use all reasonable efforts to cause the Independent Accountants to act promptly to resolve the issues in dispute. The Independent Accountants' determination shall be reasoned and in writing and shall be accompanied by a certificate of the Independent Accountants that they reached their decision in accordance with the provisions of this Section 3.1(b).

                        (iv) If the Estimated Prepaids are greater than the Actual Prepaids, as finally determined, then, promptly following the determination of such Actual Prepaids, and in any event within five (5) Business Days thereof, Conopco shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, as an adjustment to the Purchase Price, the amount by which the Estimated Prepaids are greater than the Actual Prepaids. If the Estimated Prepaids are less than Actual Prepaids, as finally determined, then, promptly following the determination of such Actual Prepaids and in any event within five (5) Business Days thereof, Purchaser shall pay to Conopco (on behalf of Sellers), by wire transfer of immediately available funds to an account designated by Conopco, as an adjustment to the Purchase Price, the amount by which the Estimated Prepaids are less than the Actual Prepaids.

                  (c) (i) Within one hundred eighty (180) days after the Closing Date, Purchaser shall prepare and deliver to Conopco a statement (the "Actual
Section 2.2(c) Liabilities Statement") setting forth the actual amount as of the Closing Date of all Section 2.2(c) Liabilities (the "Actual Section 2.2(c) Liabilities"), along with supporting documentation. Conopco shall assist Purchaser and its representatives in the calculation of the Actual Section 2.2(c) Liabilities and shall provide Purchaser and its representatives access at all reasonable times to the personnel, properties, books and records of Sellers for such purpose.

                        (ii) The Actual Section 2.2(c) Liabilities Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof unless Conopco gives written notice of its disagreement with the Actual Section 2.2(c) Liabilities Statement (a "Section 2.2(c) Liabilities Notice of Disagreement") to Purchaser prior to such date. Any Section 2.2(c) Liabilities Notice of Disagreement shall (i) specify in reasonable detail the nature of any such disagreement so asserted and (ii) only include disagreements based on mathematical errors. If a Section 2.2(c) Liabilities Notice of Disagreement is received by Purchaser in a timely manner, the Actual Section 2.2(c) Liabilities shall become final and binding upon Conopco and Purchaser on the earlier of (i) the date Conopco and Purchaser resolve in writing any differences they have with respect to the matters specified in the Section 2.2(c) Liabilities Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Independent Accountants. The date on which such final determination is made (either by mutual agreement of Purchaser and Conopco, or as determined by the Independent Accountants), is hereinafter referred to as the "Section 2.2(c) Liabilities Determination Date."

                        (iii) During the 15-day period following delivery of a
Section 2.2(c) Liabilities Notice of Disagreement, Conopco and Purchaser shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Section 2.2(c) Liabilities Notice of Disagreement. At the end of such 15-day period, the Independent Accountants shall be retained to resolve all issues that remain in dispute and were properly included in the Section 2.2(c) Liabilities Notice of Disagreement. Purchaser and Conopco shall furnish, or cause to be furnished, to the Independent Accountants all information the Independent Accountants shall reasonably request for purposes of making this determination. Conopco and Purchaser shall use all reasonable efforts to cause the Independent Accountants to act promptly to resolve the issues in dispute. The Independent Accountants' determination shall be reasoned and in writing and shall be accompanied by a certificate of the Independent Accountants that they reached their decision in accordance with the provisions of this Section 3.1(c).

                        (iv) If the Estimated Section 2.2(c) Liabilities are less than the Actual Section 2.2(c) Liabilities, as finally determined, then, promptly following the determination of such Actual Section 2.2(c) Liabilities, and in any event within five (5) Business Days thereof, Conopco shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, as an adjustment to the Purchase Price, the amount by which the Estimated Section 2.2(c) Liabilities are less than the Actual Section 2.2(c) Liabilities. If the Estimated Section 2.2(c) Liabilities are greater than Actual Section 2.2(c) Liabilities, as finally determined, then, promptly following the determination of such Actual Section 2.2(c) Liabilities, and in any event within five (5) Business Days thereof, Purchaser shall pay to Conopco (on behalf of Sellers), by wire transfer of immediately available funds to an account designated by Conopco, as an adjustment to the Purchase Price, the amount by which the Estimated Section 2.2(c) Liabilities are greater than the Actual Section 2.2(c) Liabilities.

                  3.2 Inventory Adjustment.

                  (a) No later than five (5) Business Days prior to the Closing Date, Conopco shall deliver to Purchaser a statement (the "Estimated Inventory Statement") setting forth the estimated book value of the Purchased Inventory as of the Closing Date (the "Estimated Purchased Inventory"), determined in accordance with the Inventory Principles (as defined in Section 3.2(f)). At Closing, the Initial Cash Consideration shall (if required) be decreased, dollar for dollar, by the excess of $100,244,000 (the "Base Inventory Amount") over the Estimated Purchased Inventory.

                  (b) Within thirty (30) days after the Closing Date, Conopco shall prepare and deliver to Purchaser a statement (the "Inventory Statement") setting forth the book value of the Purchased Inventory. The parties and their representatives shall verify the Purchased Inventory (which shall utilize the "cycle counting" method or such other reasonable method of inventory verification) and Purchaser shall assist Sellers and their representatives in the preparation of the Inventory Statement and shall provide Sellers and their representatives access at all reasonable times to the personnel, properties, books and records of the Business for such purpose.

                  (c) The Inventory Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof unless Purchaser gives written notice of its disagreement with the Inventory Statement (a "Notice of Disagreement") to Conopco prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any such disagreement so asserted and (ii) only include disagreements based on mathematical errors or based on Closing Inventory not being calculated in accordance with the Inventory Principles (as defined below). If a Notice of Disagreement is received by Conopco in a timely manner, the Estimated Inventory Statement shall become final and binding upon Conopco and Purchaser on the earlier of (i) the date Conopco and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Independent Accountants. The date on which such final determination is made (either by mutual agreement of Purchaser and Conopco, or as determined by the Independent Accountants), is hereinafter referred to as the "Inventory Determination Date."

                  (d) During the 15-day period following delivery of a Notice of Disagreement, Conopco and Purchaser shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement. At the end of such 15-day period, the Independent Accountants shall be retained to resolve all issues that remain in dispute and were properly included in the Notice of Disagreement. Purchaser and Conopco shall furnish, or cause to be furnished, to the Independent Accountants all information the Independent Accountants shall reasonably request for purposes of making this determination. Conopco and Purchaser shall use all reasonable efforts to cause the Independent Accountants to act promptly to resolve the issues in dispute. The Independent Accountants' determination shall be reasoned and in writing and shall be accompanied by a certificate of the Independent Accountants that they reached their decision in accordance with the provisions of this Section 3.2.

                  (e) If the Purchased Inventory, as finally determined, is less than the Estimated Purchased Inventory, then promptly following the Inventory Determination Date, and in any event within five (5) Business Days of the Inventory Determination Date, Conopco shall pay to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser, as an adjustment to the Purchase Price, the amount by which the Purchased Inventory is less than the Estimated Purchased Inventory. If the Closing Inventory, as finally determined, is greater than the Estimated Closing Inventory, then promptly following the Inventory Determination Date, and in any event within five (5) Business Days of the Inventory Determination Date, Purchaser shall pay to Conopco (on behalf of Sellers), by wire transfer of immediately available funds to an account designated by Conopco, as an adjustment to the Purchase Price, the amount by which the Purchased Inventory is greater than the Estimated Purchased Inventory.

                  (f) The Purchased Inventory is to be calculated in accordance with the consistent application of the accounting principles, practices, methods and policies used in calculating the Base Inventory Amount (which represents the book value of Inventory that would have qualified as Purchased Inventory had the Closing occurred as of the close of business on September 2, 2000), which principles, practices, methods and policies were used in calculating the book value of the Inventory set forth in the Financial Statements (the "Inventory Principles"), except that the Purchased Inventory shall be calculated using the same foreign exchange rates as those used in calculating the Base Inventory Amount. It is understood and agreed by the parties that (i) the adjustment contemplated by this Section 3.2 is intended to determine the change in Inventory from September 2, 2000 to the Closing Date resulting only from the operation of the Business and (ii) such change can only be measured if the calculation is done in accordance with the Inventory Principles for both dates. The scope of the disputes to be resolved by the Independent Accountants shall be limited to whether such calculation was done in accordance with the Inventory Principles, and whether there were mathematical errors in the Inventory Statement, and the Independent Accountants are not to make any other determination. To the extent the Base Inventory Amount was based upon errors of fact or mathematical errors or was not calculated in accordance with GAAP, all of the foregoing shall be retained for purposes of calculating Purchased Inventory.

                  (g) Following the Closing (up to the Inventory Determination
Date), Purchaser shall not take any actions with respect to the accounting books and records of the Business on which the Inventory Statement is to be based that are not consistent with the Business's past practices. During the period of time from and after the Closing Date through the Inventory Determination Date, the parties shall afford to each other and any of their representatives retained in connection with any adjustment to the Purchase Price contemplated by this
Section 3.2 reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business relevant to the adjustment contemplated by this Section 3.2.

                  3.3 Post-September 2 Economics Adjustment.

                  (a) Attached hereto as Exhibit H is the "Calculation of Purchase Price Adjustment" setting forth the estimated after-tax net income (determined using Conopco's and its Affiliates' management accounting principles, a true and correct copy of which will be made available to Purchaser upon its request) of the Business for the period from September 3, 2000 to December 31, 2000 (the "Estimated Net Income"). On the Closing Date, the Initial Cash Consideration shall be reduced by the amount of the Estimated Net Income. Within thirty (30) days after the Closing Date, Conopco shall deliver to Purchaser a determination of the final after-tax net income of the Business for the period from September 3, 2000 through the Closing Date (the "Actual Pre-Closing Net Income"), calculated in accordance with the consistent application of the accounting principles, practices, methods and policies used in calculating the Estimated Net Income on Exhibit H, except that the Actual Pre-Closing Net Income will be adjusted for the tax rates for each country as set forth on Exhibit H and for the actual foreign exchange rates between September 3, 2000 and the Closing Date (calculated monthly). The principles, practices, methods, policies and adjustments described in the immediately preceding sentence are referred to in this Agreement as the "Income Principles." Purchaser shall assist Sellers and their representatives in the preparation of the Actual Pre-Closing Net Income and shall provide Sellers and their representatives access at all reasonable times to the personnel, properties, books and records of the Business for such purpose.

                  (b) The Actual Pre-Closing Net Income shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Purchaser gives written notice of its disagreement with the Actual Pre-Closing Net Income (an "Income Notice of Disagreement") to Conopco on or prior to such date. Any Income Notice of Disagreement shall specify (i) in reasonable detail the nature of any such disagreement so asserted and (ii) only include disagreements based on mathematical errors or on Actual Pre-Closing Net Income not being calculated in accordance with the Income Principles. If an Income Notice of Disagreement is received by Conopco in a timely manner, then the Actual Pre-Closing Net Income shall become final and binding upon Conopco and Purchaser on the earlier of (i) the date Conopco and Purchaser resolve in writing any differences they have with respect to the matters specified in the applicable Income Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Independent Accountants. The date on which such final determination is made (either by mutual agreement of Purchaser and Conopco, or as determined by the Independent Accountants) is hereinafter referred to as the "Income Determination Date."

                  (c) During the 15-day period following delivery of an Income Notice of Disagreement, Conopco and Purchaser shall seek in good faith to resolve in writing any differences they have with respect to the matters specified in the Income Notice of Disagreement. At the end of such 15-day period, the Independent Accountants shall be retained to resolve the issues in dispute. Purchaser and Conopco shall furnish, or cause to be furnished, to the Independent Accountants all information the Independent Accountants shall reasonably request for purposes of making this determination. Conopco and Purchaser shall cause the Independent Accountants to act promptly to resolve the issues in dispute. The Independent Accountants' determination shall be reasoned and in writing and shall be accompanied by a certificate of the Independent Accountants that they reached their decision in accordance with the provisions of this Section 3.3.

                  (d) If the sum ("Total Net Income") of (x) Actual Pre-Closing Net Income and (y) Deemed Post-Closing Net Loss shall be less than the Estimated Net Income, then, promptly following the Income Determination Date, and in any event within five (5) Business Days of the Income Determination Date, Purchaser shall pay to Conopco (on behalf of Sellers), as an adjustment to the Purchase Price, the amount by which the Total Net Income is less than the Estimated Net Income, by wire transfer of immediately available funds to an account designated by Conopco prior thereto; provided, however, that, if the Closing occurs on or before December 31, 2000 and, during the period from November 5, 2000 to the earlier of December 31, 2000 or the Closing Date (the "Interim Period"), Purchaser has purchased not less than $11,000,000 of products bearing the Trade Names from Sellers and their Affiliates at customary markups and margins, such adjustment shall not exceed an amount equal to ten percent (10%) of the Estimated Net Income. If the Total Net Income shall be greater than the Estimated Net Income, then, promptly following the Income Determination Date and in any event within five (5) Business Days of the Income Determination Date, Conopco shall pay to Purchaser, as an adjustment to the Purchase Price, the amount by which the Total Net Income is greater than the Estimated Net Income, by wire transfer of immediately available funds to an account designated by Purchaser prior thereto; provided, however, that if the Closing occurs on or before December 31, 2000 and, during the Interim Period, Purchaser has purchased not less than $11,000,000 of products bearing the Trade Names from Sellers and their Affiliates at customary markups and margins, such adjustment shall not exceed an amount equal to ten percent (10%) of the Estimated Net Income. If the Closing occurs before December 31, 2000, Purchaser shall operate the Business during the period from the Closing through December 31, 2000 in the ordinary and usual course consistent with Sellers' past custom and practice. For purposes of this Section 3.3(d), "Deemed Post-Closing Net Loss" shall mean the product of
(x) the number of calendar days from and including the day following the Closing to and including December 31, 2000 and (y) $(51,724). In addition to any payment required to be made pursuant to the foregoing provisions of this Section 3.3(d), Conopco (on behalf of Sellers) shall pay to Purchaser, simultaneously with the making of any such other payment, an amount equal to the Deemed Post-Closing Net Loss.

                  (e) It is understood and agreed that (i) the adjustment contemplated by this Section 3.3 is intended to determine the difference between the Estimated Net Income and the Total Net Income and (ii) such difference can only be measured if the calculation is done in accordance with the Income Principles for both Estimated Net Income and Actual Pre-Closing Net Income. The scope of the disputes to be resolved by the Independent Accountants shall be limited to whether such calculation was done in accordance with the Income Principles, and whether there were mathematical errors in such calculation, and the Independent Accountants are not to make any other determination.

                  (f) Following the Closing (up to the Income Determination
Date), Purchaser shall not take any actions with respect to the accounting books and records of the Business on which the Actual Pre-Closing Net Income is to be based that are not consistent with the Business's past practices. During the period of time from and after the Closing Date through the Income Determination Date, Purchaser shall afford to Sellers and any of their representatives retained by Sellers, in connection with any adjustment to the Purchase Price contemplated by this Section 3.3, reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Business relevant to the adjustment contemplated by this Section 3.3.

                  3.4 General.

                  (a) The parties agree to cooperate in good faith with each other and each other's authorized representatives and auditors and with the Independent Accountants in order that any and all matters in dispute shall be resolved, and that a final determination of all adjustments pursuant to this

Article III, if any, may be made as soon as practicable. Such cooperation shall include providing reasonable access to such financial and operating data as shall be relevant to the resolution of such matters.

                  (b) The fees and expenses of Conopco's Accountants shall be paid by Conopco, and those of Purchaser's Accountants shall be paid by Purchaser. Conopco and Purchaser shall each pay one-half of the fees and expenses of the Independent Accountants (and any other third party retained by the parties hereto to resolve disputes under this Article III).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CONOPCO

                  Conopco represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  4.1 Organization and Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which is set forth on Schedule 4.1) with full corporate power and authority to own, lease and operate its properties and to carry on its business as and where presently conducted. Each Seller is duly qualified or otherwise authorized to do business as a foreign corporation and is in good standing in (among others) each jurisdiction set forth below its name in
Schedule 4.1, which are the only jurisdictions in which the location of the Purchased Assets or the conduct of the Business require such Sellers to be qualified (other than jurisdictions where the failure to be qualified would not have a Material Adverse Effect).

                  4.2 Authorization and Enforceability. Conopco has all requisite corporate power and authority to execute and deliver this Agreement and each of the Seller Ancillary Documents to which it is or is to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the other Sellers has all requisite corporate power and authority to execute and deliver the Seller Ancillary Documents to be entered into by it at the Closing, to perform its respective obligations thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Conopco of this Agreement and the Seller Ancillary Documents to be entered into by it at the Closing and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Conopco and, in the case of the Seller Ancillary Documents, will be authorized by all necessary corporate action on the part of the other Sellers prior to the Closing, and do not and will not require the approval of the stockholders of Parent. This Agreement has been duly executed and delivered by Conopco and constitutes, and each Seller Ancillary Document to be entered into by any of the Sellers will be duly executed and delivered at the Closing and when so executed and delivered will constitute, the legal, valid and binding obligation of the applicable Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

                  4.3 No Conflicts. The execution, delivery and performance by Conopco of this Agreement does not, and the execution, delivery and performance by Sellers of the Seller Ancillary Documents and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without the giving of notice or the passage of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the Purchased Assets under, any provision of (a) the certificate of incorporation or by-laws (or other organizational documents) of Sellers; (b) any Authorization, Purchased Intellectual Property or Contract of Sellers included in the Purchased Assets;
(c) any order, judgment, injunction or decree of any court or Governmental Authority to which any of the Sellers is a party or by which the Sellers or any of the Purchased Assets are bound; or (d) any Law applicable to Sellers, the Purchased Assets or the Business, other than, in the case of clauses (b), (c) and (d) above, any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not (i) reasonably be expected to materially reduce the benefits to Purchaser of the transactions contemplated by this Agreement or (ii) materially impair the ability of Conopco to perform its obligations under this Agreement.

                  4.4 Consents. Except as set forth on Schedule 4.4, no notification, consent, approval or Authorization of, or designation, declaration or filing with, any Governmental Authority is required to be obtained or made by Sellers in connection with Sellers' execution, delivery and performance of this Agreement and/or any Seller Ancillary Document, or the consummation of the transactions contemplated hereby and thereby, except for (i) compliance with and filings under the HSR Act or any comparable regulations of the countries listed on Schedule 4.4 (which schedule includes a brief description of the requirements thereof), (ii) compliance with, and notices and filings under, environmental permits, statutes and regulations, (iii) compliance with and filings under the rules and regulations of the 1934 Act or any comparable regulations of the United Kingdom, the Netherlands or the European Union, (iv) those that may be required solely by reason of Purchaser's (as opposed to any third party's) participation in the transactions contemplated hereby and by the Ancillary Documents, and (v) those the failure of which to obtain or make, individually or in the aggregate, would not (A) reasonably be expected to materially reduce the benefits to Purchaser of the transactions contemplated by this Agreement or (B) materially impair the ability of Conopco to perform its obligations under this Agreement.

                  4.5 Financial Statements. Schedule 4.5 sets forth the audited statement of net assets to be sold of the Business dated as of December 31, 1999 and the audited statements of net sales, cost of sales and direct operating expenses of the Business for each of the three years in the period ended December 31, 1999, in each case including the notes thereto (the "Audited Financial Statements"), and the unaudited statement of net assets to be sold of the Business dated June 30, 2000 (the "Balance Sheet") and the unaudited statements of net sales, cost of sales and direct operating expenses of the Business for the six months ended June 30, 2000 and June 30, 1999, in each case including the notes thereto (the "Unaudited June Financial Statements," and, together with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements fairly present, in all material respects, the net assets to be sold of the Business and the net sales, cost of sales and direct operating expenses of the Business as of the respective dates thereof and for the respective periods indicated in conformity with GAAP (except in each case as described in the notes thereto). The Unaudited June Financial Statements fairly present and the Unaudited September Financial Statements will fairly present (subject to normal, recurring year-end audit adjustments), in all material respects, the net assets to be sold of the Business and the net sales, cost of sales and direct operating expenses of the Business as of the respective dates thereof and for the respective periods indicated in conformity with GAAP for interim financial information and the instructions to Article 10 of Regulation S-X of the SEC (except in each case as described in the notes thereto). Purchaser acknowledges that the Financial Statements were prepared and the Unaudited September Financial Statements will have been prepared for the purpose of complying with the rules and regulations of the SEC as described in the notes thereto and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows. Purchaser further acknowledges that (a) the Business is a fully integrated operation of the Elizabeth Arden division of Unilever PLC and Parent, (b) the Financial Statements have been derived and the Unaudited September Financial Statements will have been derived from the consolidated financial statements and accounting records of such Elizabeth Arden division, Unilever PLC and Parent, (c) the Business relies on such Elizabeth Arden division, Unilever PLC and Parent for administrative management and other services, and (d) the financial position, results of operations and cash flows of the Business could differ from those that would have resulted had the Business operated autonomously or as an entity independent of such Elizabeth Arden division, Unilever PLC and Parent.

                  4.6 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 4.6, none of the Sellers (in connection with the Purchased Assets) has any material Liabilities of a type normally reflected on a balance sheet in accordance with GAAP, except for (i) Liabilities disclosed, reflected or reserved in the Financial Statements or in the notes thereto, (ii) Liabilities incurred in the Ordinary Course of Business since June 30, 2000 and not in violation of this Agreement, and (iii) Excluded Liabilities.

                  4.7 Absence of Certain Developments.

                  (a) Except as set forth in Schedule 4.7(a) or disclosed in the Financial Statements, since December 31, 1999 Sellers have (i) conducted the Business in all material respects only in the Ordinary Course of Business and in substantially the same manner as previously conducted and (ii) not delayed in any material respect the acceptance or processing of Returns or Customer Credits or otherwise processed Returns or Customer Credits in any material respect other than in the Ordinary Course of Business.

                  (b) Except as set forth in Schedule 4.7(b) or disclosed in the Financial Statements, since December 31, 1999 there has not been any event, change, occurrence or circumstance that has had or would reasonably be expected to have a Material Adverse Effect, other than (i) changes relating to United States or foreign economies in general or the industries in which the Business operates (provided that such changes do not specifically relate to the Business or affect the Business in a materially disproportionate manner relative to most other industry participants) and (ii) changes shown by Conopco (which shall have the burden of proof with respect thereto) to directly result from the public announcement of this Agreement and the transactions contemplated hereby.

                  4.8 Material Contracts.

                  (a) Except for the Contracts listed on Schedule 4.8(a) (each Contract listed or required to be listed on Schedule 4.8(a), a "Material Contract"), no Seller is a party to or bound by any Contract exclusively relating to the Business that is:

                        (i) a Contract for the employment of any Person, including independent contractor, management or consulting agreements or severance, termination, change of control or similar agreements, with annual payments in excess of $100,000 that is not terminable by the applicable Seller by notice of not more than sixty (60) days for a cost of less than $25,000 for any such Contract;

                        (ii) a Contract with an Affiliate, other than such agreements (A) made in the Ordinary Course of Business for the purchase or sale of products or services from or to the Business or (B) containing Sellers' internal arrangements with respect to royalty or service fee payments;

                        (iii) a covenant not to compete in any geographic area (other than those covenants of which the Business is the beneficiary in employee-related or consultant-related agreements) or engage in any line of business or otherwise restricting the development, manufacture, marketing or distribution of the Purchased Assets or products of the Business as presently conducted;

                        (iv) a lease, sublease or similar agreement under which
(A) any of Sellers is lessee or sublessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $50,000 or (B) any of Sellers is a lessor or sublessor of, or makes available for use by any third Person, any tangible personal property owned (including ownership for Tax purposes) by Sellers having a fair market value in excess of $100,000, in any case that is not terminable by the applicable Seller by notice of not more than sixty (60) days for a cost of less than $25,000 for any such Contract;

                        (v) a continuing Contract (excluding purchase orders in the Ordinary Course of Business) involving the obligation of Sellers to purchase products, materials, supplies, advertising, equipment or services (including demonstrator services) for payment by Sellers of more than $100,000 (unless terminable by one of the Sellers with payment or penalty of not more than $25,000 individually upon no more than 60 days' notice);

                        (vi) a Contract providing for the formation of a joint venture, long-term alliance or partnership;

                        (vii) a Contract for the sale of any Purchased Asset (other than sales orders) or for the grant to any Person of any preferential rights to purchase any Purchased Asset;

                        (viii) a Contract (including a sales order) involving the obligation of Sellers to deliver products or services of the Business for payment of more than $100,000 or extending for a term more than 180 days from the date of this Agreement unless terminable without payment or penalty of not more than $25,000 upon no more than sixty (60) days' notice, other than sales orders entered into in the Ordinary Course of Business;

                        (ix) a take-or-pay or requirements Contract or any other Contract requiring any Seller to pay regardless of whether products or services are received;

                        (x) a Contract providing for indemnification of any Person with respect to material Liabilities (other than Excluded Liabilities) relating to the Business;

                        (xi) except as set forth in section (xi) of Schedule 4.8, a Contract pursuant to which Parent or any Affiliate of Parent has directly or indirectly guaranteed any Assumed Liability; and

                        (xii) a brand license agreement, any other material license agreement or a development agreement (including any license or other agreement under which any Seller is licensee or licensor of any Purchased Intellectual Property).

                  (b) Except for the Contracts set forth on Schedule 4.8(b), no Seller nor any Affiliate of any Seller is a party to or bound by any Contract related to the Business that is:

                        (i) a covenant not to compete in any geographic area (other than those covenants of which the Business is the beneficiary in employee-related or consultant-related agreements) or engage in any line of business or otherwise restricting the development, manufacture, marketing or distribution of the Purchased Assets or products of the Business as presently conducted; or

                        (ii) a brand license agreement, any other material license agreement or a development agreement (including any license or other agreement under which any Seller is licensee or licensor of any Purchased Intellectual Property).

                  (c) All written Material Contracts that have been delivered to Purchaser are complete and correct copies of such Material Contracts, and include all amendments and modifications thereto. Schedule 4.8(c) sets forth a true, correct and complete summary of the material terms and provisions of each oral Material Contract (as amended or modified) other than (i) those set forth on Annex 2 to Schedule 6.12 and (ii) Excluded Contracts.

                  (d) Except as set forth in Schedule 4.8(d), all Material Contracts (other than Excluded Contracts) are in full force and effect in all material respects and are valid, binding and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Schedule 4.8(d), there are no (with or without the lapse of time or the giving of notice or both) (A) material defaults or threatened material defaults by Sellers under any Material Contract (other than Excluded Contracts) or, (B) to Conopco's knowledge, by any other party thereto, or defaults or threatened defaults by Sellers under any other Purchased Contract or, to Conopco's knowledge, by any other party thereto which default or defaults (in the case of this clause (B)) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) Schedule 4.8(e) sets forth each Purchased Contract with respect to which the consent, approval, license, permit, order or authorization of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof, other than such Purchased Contracts the termination of which by any party thereto, individually or in the aggregate, would not materially reduce the benefits to Purchaser of the transactions contemplated by this Agreement.

                  4.9 Employee Benefit Plans.

                  (a) Schedule 4.9(a) contains a complete and correct list of
(i) all Employee Benefit Plans, including Employee Pension Benefit Plans, (ii) sick leave, vacation pay, severance, retention, salary continuation, workers' compensation, deferred compensation, bonus or other incentive compensation, stock or other equity-related award, option or purchase, educational assistance, or leave of absence agreements, arrangements, policies or plans, and (iii) all employee leasing or collective bargaining agreements, in each case which Sellers have any obligation or liability (contingent or otherwise) relating to any Business Employee (hereinafter, the "Conopco Benefit Plans"). All Conopco

Benefit Plans which are Multiemployer Plans are separately indicated on Schedule 4.9(a).

                  (b) True, correct and complete copies of the following documents, with respect to each Conopco Benefit Plan, have been provided by (or caused to be provided by) Conopco to Purchaser to the extent applicable to such Conopco Benefit Plan: (i) the most recent document constituting the Conopco Employee Benefit Plan and all amendments thereto, and any related trust documents and insurance policies, (ii) the most recent IRS determination letter, and (iii) the most recent summary plan descriptions, and all related summaries of material modifications.

                  (c) Each of Conopco's 401(k) Plan and Conopco's Cafeteria Plan complies, and has been administered and operated in compliance, in all material respects with its terms and all applicable Laws, including ERISA and the Code.

                  (d) With respect to each Seller Benefit Plan that is not subject to United States Laws (a "Foreign Benefit Plan") which is assumed by Purchaser, the assets and Liabilities of which are transferred to Purchaser or for which Purchaser becomes responsible by operation of Law.

                        (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices.

                        (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan; and

                        (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (e) Schedule 4.9(e) sets forth Conopco's average actual benefit cost per employee per country for the nine (9) months ended September 30, 2000. Conopco shall provide Schedule 4.9(e) to Purchaser as soon as practicable following the date of this Agreement, but in no event later than the Closing Date.

                  4.10 Litigation; Compliance With Law.

                  (a) There are no Legal Proceedings or, to Conopco's knowledge, governmental investigations or audits (including any audits or investigations referred to in Section 4.10(b) hereof) pending or, to the knowledge of Conopco, threatened (i) that, as of the date of this Agreement, question the validity of this Agreement, any of the Seller Ancillary Documents or any action taken or to be taken by Sellers in connection with this Agreement or any of the Seller Ancillary Documents, or (ii) which, if adversely determined, would have a material adverse effect on Sellers' ability to enter into or perform their obligations under this Agreement and the Seller Ancillary Documents or materially reduce the benefits to Purchaser of the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 4.10(b), (i) there are no Legal Proceedings or, to Conopco's knowledge, governmental investigations or audits with respect to the Business to which any Seller is a party or by which any Seller is bound and which (A) relate to or would involve more than $100,000 or (B) seek any material injunctive relief, pending or, to the knowledge of Conopco, threatened; and (ii) there are no internal or, to the knowledge of Conopco, outside investigations of Sellers which relate to the Business concerning any actual or potential violations of Law.

                  (c) Except as set forth in Schedule 4.10(c), (i) (A) Sellers and their Affiliates (with respect to the Business and the Business Employees) are in compliance in all material respects with all applicable United States federal, state, or local Laws and, to the knowledge of Conopco, all applicable foreign Laws, and (B) no Seller has received written notice of any material violation of any thereof, (ii) (A) none of Sellers or their Affiliates (with respect to the Business or the Business Employees) is a party or subject to, or is in material violation of, in material default under, or has received any written notice of material violation of or default under, any judgment, order, injunction or decree entered by any United States federal, state, or local Governmental Authority or arbitration tribunal or, to the knowledge of Conopco, any foreign Governmental Authority or arbitration tribunal, in each case applicable to the conduct of the Business, any Purchased Asset or any Assumed Liability, and (B) no Seller has received written notice of any material violation of any thereof and (iii) there are no Legal Proceedings by any Sellers or their Affiliates (with respect to the Business or the Business Employees) pending, or which any of them intends to initiate, against any other Person.

                  (d) Schedule 4.10(d) sets forth all material Authorizations necessary for the current operations of the Business. Except as set forth in
Schedule 4.10(d), all such Authorizations are in full force and effect without any violation or default thereunder by Sellers, and none of the Sellers has received any written notice of any claim or charge that any Seller is currently in material violation of or in default under any such Authorization.

                  (e) No representations or warranties are made in this Section
4.10 with respect to environmental matters, which are exclusively covered by
Section 4.15 (Environmental Matters), intellectual property matters, which are exclusively covered by Section 4.18 (Intellectual Property), or Tax matters, which are exclusively covered by Section 4.11 (Taxes).

                  4.11 Taxes.

                  (a) Except as set forth on Schedule 4.11(a), (i) each of the Sellers (with respect to the Business) has timely filed (or there have been filed on their behalf) all material Tax Returns required to be filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects; and (ii) all material Taxes payable by or on behalf of the Sellers (with respect to the Business) have been fully and timely paid.

                  (b) The Sellers (with respect to the Business) have complied in all material respects with all applicable Laws relating to the payment, withholding and deduction of Taxes and have fully and timely withheld and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (c) None of the Sellers (with respect to the Business) has executed or entered into any agreement with, or obtained any consents or clearances from, any taxing authority, been subjected to any ruling or guidance specific to them which would be binding on Purchaser (or its Affiliates) for any post-closing taxable period.

                  (d) None of the Purchased Assets is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or any similar provision of state, local or foreign law, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or any similar provision of state, local or foreign law, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code or any similar provision of state, local or foreign law, or (iv) "limited use property" owned by Sellers that are U.S. corporations that is subject to a lease within the meaning of Rev. Proc. 76-30. Except for assets being acquired from Subsidiaries of Parent that are United States corporations, none of the Purchased Assets is a United States real property interest within the meaning of Section 897 of the Code.

                  (e) None of the Contracts which are Purchased Assets is a tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which Purchaser or its Affiliates will have any obligation to make any payments after the Closing.

                  (f) None of the Contracts which are Purchased Assets is a contract, agreement, plan or arrangement covering any person that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code.

                  4.12 Affiliate Agreements. Except as set forth in Schedule 4.12, none of the Contracts set forth in or required to be set forth in Schedule 4.8(a), between the Business, on the one hand, and any Seller or any of their Affiliates, on the other hand, will continue in effect after the Closing.

                  4.13 [Intentionally Omitted]

                  4.14 Purchased Assets.

                  (a) All material tangible personal property constituting Purchased Assets, is in good working order (ordinary wear and tear excepted) and has been maintained in all material respects in accordance with the past practice of Sellers. The leased personal property under leases constituting Purchased Assets is in good working order and is otherwise in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

                  (b) Sellers have, and will transfer to Purchaser at the Closing, good and valid title to the Purchased Assets, free and clear of all Liens, except Permitted Liens or those arising from the acts of Purchaser or its Affiliates. The Sellers listed on Schedule 4.1 own all of the assets that comprise the Purchased Assets. This Section 4.14 does not relate to real property or interests in real property, such items being the subject of Section 4.17, or to Intellectual Property, such items being the subject of Section 4.18.

                  4.15 Environmental Matters. Except as disclosed in Schedule 4.15:

                  (a) There are no Environmental Permits currently necessary or required for the operation of the Business, except for those the failure to possess would not have a material adverse impact on the operations of the Business after Closing;

                  (b) The Business is in compliance with all Environmental Laws, except as could not reasonably be expected to have a material adverse impact on the operations of the Business after Closing;

                  (c) There are no claims, proceedings or investigations pending or, to the knowledge of Conopco, threatened against any Seller with respect to the Business alleging non-compliance with or potential liability under Environmental Laws, the resolution of which could reasonably be expected to have a material adverse impact on the operations of the Business after Closing;

                  (d) Conopco is not aware of any facts, circumstances or conditions relating to the presence of Contaminants at any of the Purchased Assets that could reasonably be expected to have a material adverse impact on the operations of the Business after Closing;

                  (e) To the knowledge of Conopco, no material quantities of friable asbestos containing materials ("ACM") and no underground storage tanks ("USTs") are located at, on or under the Facilities, except for USTs that are not used by or for the Business or over which the Business lacks control; and

                  (f) To its knowledge, Conopco has provided Purchaser an opportunity to review all material environmental and health and safety assessments, audits, investigations or other reports relating to the Business and prepared during the prior five (5) years that are in the possession, custody or control of Sellers.

                  4.16 Inventory. Schedule 4.16(a) contains a list of the product Inventory of the Business as of September 2, 2000, prepared from internal management reports. The Purchased Inventory will consist, in all material respects, of items of quality and quantity usable or saleable (subject, in the case of raw materials and work-in-progress, to the completion of the production process) in the Ordinary Course of Business for the purpose for which it is intended, except for any items (i) of obsolete or slow-moving material or material below standard quality, all of which will be written down to net realizable value, or (ii) for which adequate reserves will be provided in the Inventory Statement. Schedule 4.16(b) sets forth a list of all of the physical locations of the Purchased Inventory on September 2, 2000, including a street address for each such location. Schedule 4.16(c) sets forth (i) the current returns policies of the Business with respect to its customers and (ii) a list of each customer of the Business that, during the year ended December 31, 1999 or the period from January 1, 2000 to September 30, 2000 returned products sold by the Business for an aggregate sales price in excess of $25,000 and, for each such customer, the rate of return during such year or period, as applicable. Except as set forth on Schedule 4.16(c), all of the returns set forth on
Schedule 4.16(c) were returned in the Ordinary Course of Business and were from sales made to customers for which the relevant Sellers accepted returns in the Ordinary Course of Business. Except as set forth on Schedule 4.16(d), the formulations and specifications of the Purchased Inventory on the Closing Date will comply in all materials respects with the United States Federal Food, Drug and Cosmetic Act, approved June 25, 1938 (the "Act") and the Cosmetic Products Safety Directive, ref EC76-768 (the "EC Act"), all acts amending or supplementing the Act and/or the EC Act and, to Conopco's knowledge, the drug laws of the countries into which any such product was actually shipped by the Sellers.

                  4.17 Real Property.

                  (a) With respect to each parcel of Owned Real Property:

                        (i) the identified owner has title to the parcel of Owned Real Property, free and clear of any Liens (except for Permitted Liens);

                        (ii) there are no pending or, to the knowledge of Conopco, threatened condemnation proceedings relating to the Owned Real Property;

                        (iii) all material certificates of occupancy and Authorizations of any Governmental Authority necessary for the current and continued use and operation of each Owned Real Property as currently used and operated have been issued and all such certificates and Authorizations are in full force and effect. Sellers have not received any notice (which is extant) from any Governmental Authority to the effect that there is lacking any

Authorization required in connection with the current or continued use or operation (as currently conducted) of any Owned Real Property;

                        (iv) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Real Property and there are no parties (other than the Sellers) in possession of the parcel of Owned Real Property, other than tenants under any leases disclosed on
Schedule 4.17(a);

                        (v) there are no outstanding options or rights of first refusal or other contractual right to purchase, sell, assign or dispose of the parcel of Owned Real Property or any portion thereof or interest therein;

                        (vi) Conopco has delivered or otherwise made available to the Purchaser photocopies of all deeds, title reports and surveys for each parcel of Owned Real Property, if any, in the possession of the Sellers; and

                        (vii) no Facility or portion thereof has suffered any material damage by fire or other casualty that has not been substantially restored to its original condition.

                  (b) Schedule 4.17(b) sets forth (i) the names of each party to each Real Property Lease and a description of the premises and the Real Property Lease and (ii) a complete list of any Persons (the "Occupants") that occupy any portion of a Leased Real Property pursuant to a sublease, license or other occupancy agreement with Sellers, including the names of the parties thereto and a description of the occupied premises and the agreement.

                        (i) True, complete and correct copies of (i) the Real Property Leases (together with any recorded memoranda or short-form leases) as the same may have been amended, modified, supplemented or assigned and (ii) all title insurance policies, title reports, surveys and instruments or documents affecting title with respect to the Leased Real Property (if any) in the possession of Sellers have been delivered to Purchaser by Conopco. Sellers own and have valid leasehold estates in all Leased Real Properties free and clear of all Liens except Permitted Liens. Sellers are in peaceful, exclusive and undisturbed possession of the Leased Real Properties, with the exception only (as and if applicable) of the Occupants.

                        (ii) All Real Property Leases are in full force and effect, and Sellers have not received or given any notice of material default thereof which is extant (i.e., same was not cured within the applicable grace period), and, to the knowledge of Conopco, no other party is in default under any of the Real Property Leases and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a material default thereunder.

                        (iii) No party to any of the Real Property Leases has exercised any termination rights with respect thereto.

                        (iv) There are no pending or, to the knowledge of Conopco, threatened condemnation proceedings relating to the Leased Real Property;

                        (v) There are no outstanding options or rights of first refusal or other contractual right to purchase, sell, assign or dispose of the tenant's leasehold interest in any Real Property Lease or any interest therein;

                        (vi) Sellers have not received any notice from any Governmental Authority to the effect that there is lacking any Authorization required in connection with the applicable Seller's current use or operation of any Leased Real Property.

                        (vii) No Leased Real Property or portion thereof has suffered any material damage by fire or other casualty that has not been substantially restored to its original condition.

                  4.18 Intellectual Property.

                  (a) Schedules 4.18(i) and 4.18(j) set forth, with respect to the patents and patent applications included in the Purchased Intellectual Property, and Schedule 4.18(a) sets forth with respect to the trademarks, service marks and trademark applications and registrations included in the Purchased Intellectual Property, if applicable, complete and correct lists of
(i) the nature and (ii) the jurisdictions in which registered or in which an application for registration has been filed (including the respective registration or application numbers). The Sellers are the owners of, or have the right to use (or, in the case of patents and patent applications, to exclude others from using), all of the Purchased Intellectual Property in those jurisdictions where the Purchased Intellectual Property is currently used, in each case, free and clear of any Liens (other than Permitted Liens) except as provided in the license terms of any licensed Purchased Intellectual Property as indicated on Schedule 4.18(e).

                  (b) Except as set forth in Schedule 4.18(b), none of the Sellers is currently, nor as a result of the execution and delivery of this Agreement or any of the Seller Ancillary Documents, or the consummation of the transactions contemplated hereby or thereby or the performance by any Seller of its obligations hereunder or thereunder will be, in material breach of any Contract relating to the Purchased Intellectual Property. Upon consummation of the transactions contemplated by this Agreement, Purchaser will be entitled to continue to use all of the Purchased Intellectual Property to the same extent and under the same conditions and on the same terms that it has heretofore been used by Sellers except to the extent limited by the Intellectual Property License Agreements. Except as set forth in any schedule to this Section 4.18, to the knowledge of Conopco, the Purchased Intellectual Property is subsisting and uncancelled.

                  (c) Schedule 4.18(c) sets forth a list of all written notices or claims received by and Legal Proceedings pending against Sellers which assert infringement of any intellectual property of a third party as a result of the operation of the Business. Except as set forth in Schedule 4.18(c), there are no interferences, oppositions, or cancellation proceedings pending or, to the knowledge of Conopco, threatened involving any patents, trademarks or patent or trademark applications which are included in the Purchased Intellectual Property.

                  (d) Schedule 4.18(d) sets forth a list of all notices, claims, or Legal Proceedings made or brought by Sellers pending against any third party asserting infringement or misappropriation of any of the Purchased Intellectual Property.

                  (e) Schedule 4.18(e) sets forth a complete and accurate list of all Contracts to which any Seller is a party granting to any third party any right to use any of the Purchased Intellectual Property (the "Intellectual Property Licenses"). Except as set forth in Schedule 4.18(e), none of the Sellers is required or obligated to pay any material royalties or compensation to any third party for the use of any Purchased Intellectual Property.

                  (f) Except as set forth in Schedule 4.18(f), Sellers have taken reasonable measures to protect the secrecy and confidentiality of, and their respective rights in, such trade secrets or confidential information.

                  (g) Except as set forth in Schedule 4.18(g), there are no settlements, consents, judgments, or orders or Contracts to which any Seller is a party or by which Seller is bound which restrict, in any material respect, Sellers' rights to use any of the Purchased Intellectual Property, and no concurrent use agreements or other Contracts to which any Seller is a party (other than the Intellectual Property Licenses) restrict, in any material respect, such Seller's rights to use any of the Purchased Intellectual Property.

                  (h) Schedule 4.18(h) sets forth a complete and accurate list of all trademark registrations and applications owned by the Elizabeth Taylor Cosmetics Company ("ETCC"), to which Sellers have been granted rights pursuant to the License Agreement dated February 14, 1986, as amended to date, between ETCC and Chesebrough-Pond's Inc. (the "Taylor Agreement"). All of such trademark registrations and applications are subsisting and uncancelled.

                  4.19 Labor; Personnel.

                  (a) Schedule 4.19(a)(i) sets forth a complete list, as of the date hereof, of all individuals (other than those individuals listed on Schedule 4.19(a)(ii)) who are employed by Sellers in the Business (collectively, the "Business Employees") and, with respect to each such individual on Schedule 4.19(a)(i): (i) annual salary or hourly wage rate, (ii) target bonus (excluding any long-term incentive compensation), (iii) date of hire, (iv) position, and
(v) status (i.e., active, short term disability, long term disability, or leave of absence (specifying the kind of absence and the terms relative thereto)).

                  (b) There is no strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint pending or, to the knowledge of Conopco, threatened with respect to any Business Employee and, to the knowledge of Conopco, no Seller is engaged in any unfair labor practice in connection with any Business Employees. Except as set forth on
Schedule 4.19(b), there has been no such strike, work stoppage, slowdown, picketing, lockout, arbitration, grievance or unfair labor practice charge or complaint at any time during the past three (3) years.

                  (c) To the knowledge of Conopco, there is no pending or threatened strike, work stoppage, slowdown, picketing or lockout or other union activity with respect to the employees of any of the suppliers of the Business that would reasonably be expected to have a Material Adverse Effect.

                  (d) Except as set forth on Schedule 4.19(d), none of the Sellers is a party to any labor or collective bargaining agreements which pertain to any Business Employee and, to the knowledge of Conopco, no Business Employee is represented by any labor organization other than workers' councils in foreign jurisdictions.

                  (e) Except as set forth in Schedule 4.19(e), within the preceding three years, to the knowledge of Conopco, there has been no labor union organizing activity pending or threatened with respect to the Business Employees other than workers' councils in foreign jurisdictions. Within the preceding three years, there have been no charges or complaints pending or, to the knowledge of Conopco, threatened before the National Labor Relations Board or other labor relations tribunal or authority with respect to the conduct of the Business. Except as set forth in Schedule 4.19(e), to the knowledge of Conopco, there are no pending or threatened investigations of the Business by any Governmental Authority responsible for the enforcement of labor or employment laws or any Federal or local court.

                  (f) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Business within the six (6) months prior to the date hereof and there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the date hereof.

                  4.20 Insurance. Schedule 4.20 contains an accurate and complete list of all material policies of third-party property and casualty insurance owned by Sellers under which Sellers, in respect of the Purchased Assets, are insured.

                  4.21 Relationships with Customers and Suppliers. Except as disclosed in Schedule 4.21, as of the date hereof, Conopco has no knowledge of receipt by any Seller of any written or oral communication since July 1, 2000 which indicates that it is reasonably likely that any of the following will terminate or materially reduce its business with the Business:

                  (a) any customer of the Business which accounted for $1,000,000 or more in total net sales of the Business for its most recently completed fiscal year; or

                  (b) any supplier to the Business of items essential to the conduct of the Business, which items cannot be replaced at comparable cost.

                  4.22 Product Warranty. To the knowledge of Conopco, (a) none of the Sellers has committed any act, and there has been no omission on the part of any Sellers which would reasonably be expected to result in, and (b) there has been no occurrence which would reasonably be expected to give rise to or form the basis of, any material product liability or material liability for breach of warranty (whether covered by insurance or not) in connection with any of the Purchased Assets (or any assets that would have constituted Purchased Assets had they been held by Sellers on the Closing Date), in excess of the amounts specifically reserved therefor on the books of the Business and on the Financial Statements, with respect to products designed, manufactured, assembled, maintained or delivered or services rendered by the Business prior to the Closing.

                  4.23 Promotional Obligations. Schedule 4.23 contains a true, complete and correct list of all material promotional programs relating exclusively to the Business currently planned to be implemented from and after January 1, 2001, and a brief description thereof.

                  4.24 Securities Act; Ownership.

                  (a) The shares of Convertible Preferred Stock to be received by the Sellers pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof and Sellers shall not offer to sell or otherwise dispose of any of the shares of Convertible Preferred Stock so acquired by it in violation of any of the registration requirements of the 1933 Act or any applicable state securities or blue sky laws.

                  (b) Conopco understands that (i) (A) the shares of the Convertible Preferred Stock and the shares of Common Stock (as defined herein) issuable upon conversion of the Convertible Preferred Stock and (B) the warrants issuable pursuant to this Agreement and the shares of Common Stock issuable upon the exercise of such warrants (x) have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof, (y) must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration and (z) will bear a legend to such effect and (ii) the Purchaser will make a notation on its transfer books to such effect.

                  (c) Neither Parent, Conopco, any other Sellers or any controlled Affiliates of such parties will (i) own, of record or beneficially, immediately prior to the Closing, any shares of capital stock of the Purchaser, or any securities convertible for or exchangeable into shares of capital stock of the Purchaser or (ii) at any time, engage in any "short sales" or similar trading with respect to the Common Stock.

                  4.25 Brokers' and Finders' Fees. Except for Morgan Stanley Dean Witter & Co., none of the Sellers has employed any agent, broker, investment banker or other Person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Conopco agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Sellers or their Affiliates.

                  4.26 Purchase Agreements. There are no indemnification claims by or against Parent, Conopco or the other Sellers pending or, to the knowledge of Conopco, threatened, under the purchase agreements pursuant to which Parent and its Affiliates acquired the Business.

                  4.27 Independent Accountants. None of Parent, Conopco or the other Sellers has a current or prior relationship with the accounting firm of Arthur Andersen LLP that would cause such firm not to be deemed "independent" with regard to such parties within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Conopco, as of the date hereof and as of the Closing Date, as follows:

                  5.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its properties and to carry on its business as and where presently conducted. Purchaser has delivered or made available to Conopco true and complete copies of the certificate of incorporation and by-laws of Purchaser, in each case as amended through the date of this Agreement.

                  5.2 Authorization and Enforceability. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each of the Purchaser Ancillary Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Purchaser Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser and, except for the Shareholder Approval, do not and will not require the approval of the shareholders of Purchaser. This Agreement has been, and each of the Purchaser Ancillary Documents will be prior to the Closing, duly executed and delivered by Purchaser and this Agreement constitutes, and each of the Purchaser Ancillary Documents after the Closing will constitute, the legal, valid and binding obligation of Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity and except that rights to indemnification and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws or public policy relating thereto.

                  5.3 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and each of the Purchaser Ancillary Documents and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation in default (with or without the giving of notice or the passage of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (a) the certificate of incorporation or by-laws of Purchaser; (b) any order, judgment, injunction or decree of any court or Governmental Authority, to which Purchaser is a party or by which it or any of its assets or properties are bound; (c) assuming receipt of the consents set forth in Schedule 5.3, any provision of any material Contract to which Purchaser is a party or by which its properties or assets are bound or (d) any Law applicable to Purchaser other than, in the case of clauses (b), (c) and (d) above, any such conflicts, breaches, violations, defaults or rights that, individually or in the aggregate, would not (i) reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), revenues, earnings, properties, assets or results of operations of Purchaser (a "Purchaser Material Adverse Effect") or (ii) materially impair the ability of Purchaser to perform its obligations under this Agreement.

                  5.4 Consents. Except as set forth in Schedule 5.4, no notification, consent, approval or Authorization of, or designation, declaration or filing with, any Governmental Authority is required to be obtained or made by Purchaser in connection with Purchaser's execution, delivery and performance of this Agreement and/or any Purchaser Ancillary Document, or the consummation of the transactions contemplated hereby and thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing of the Certificate of Designations with the Secretary of State of Florida, (iii) compliance and filings under the rules and regulations of the 1933 Act and/or the 1934 Act,
(iv) those that may be required solely by reason of Sellers' (as opposed to any third party's) participation in the transactions contemplated hereby and by the Ancillary Documents and (v) those the failure of which to obtain or make, individually or in the aggregate, would not (A) reasonably be expected to have a

Purchaser Material Adverse Effect or (B) materially impair the ability of Purchaser to perform its obligations under this Agreement.

                  5.5 Capitalization.

                  (a) The authorized capital stock of the Purchaser will, upon the Closing, consist of (i) 50,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 13,223,945 shares are outstanding as of the date hereof, (ii) 350,000 shares of Series B Convertible Preferred Stock, $.01 par value per share, of which 264,168 shares are outstanding as of the date hereof, which outstanding shares are convertible into 1,880,876 shares of Common Stock as of the date hereof, (iii) 571,429 shares of Series C Convertible Preferred Stock, $.01 par value per share, of which 499,870 shares are outstanding as of the date hereof, which outstanding shares are convertible into 499,870 shares of Common Stock as of the date hereof, (iv) 1,000,000 shares of Convertible Preferred Stock to be authorized by the Company and issued to Conopco as provided in Article II hereof and (v) 3,428,571 shares of Serial Preferred Stock, $.01 par value per share, of which no shares are outstanding as of the date hereof (collectively with clauses (ii), (iii) and (iv) above, the "Preferred Stock"). As of the date hereof, except as hereinafter set forth, there are no other shares of capital stock or other equity securities of the Purchaser issued, reserved for issuance or outstanding. All currently outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws. The Purchaser will reserve 1,000,000 shares of Convertible Preferred Stock for issuance hereunder and such amount of shares of Common Stock for issuance upon conversion of the Convertible Preferred Stock as shall be required pursuant to the terms of the Certificate of Designations. As of the date hereof, options to purchase 1,933,792 shares of Common Stock have been granted pursuant to Purchaser's Non-Employee Director Plan, Purchaser's 1981 Stock Option Plan and Purchaser's 1995 Stock Option Plan, and 35,500 shares remain available for future option grants. In addition, as of the date hereof, there are outstanding (i) warrants to purchase up to 1,235,000 shares of Common Stock and (ii) an amount of 7.5% Convertible Debentures that are convertible into 360,368 shares of Common Stock. Except as set forth above or as set forth on Schedule 5.5(a), as of the date hereof, there are no options, warrants, convertible or exchangeable securities or other rights (including tag-along, right of first refusal, buy-sell, preemptive, repurchase, redemption, registration or similar rights), agreements, arrangements or commitments of any character to which Purchaser is a party relating to shares of capital stock of or other equity interest in the Purchaser or obligating or which would reasonably be expected to obligate the Purchaser to grant, issue, sell or purchase any shares of capital stock of or other equity interest in the Purchaser by sale, lease, license or otherwise.

                  (b) The shares of Convertible Preferred Stock to be issued to Conopco (on behalf of Sellers) will be duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar rights.

                  5.6 SEC Filings. Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by Purchaser with the SEC since December 31, 1998. Purchaser has delivered or made available to Conopco (i) Purchaser's annual reports on Form 10-K for its fiscal years ended December 31, 1999 and 1998, (ii) Purchaser's proxy or information statements relating to meetings of, or actions taken without a meeting by, Purchaser's stockholders since December 31, 1998, and (iii) all of Purchaser's other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 and prior to the date hereof (the documents referred to in this Section 5.6, collectively, the "SEC Documents").

                  (a) As of its filing date, each SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

                  (b) As of its filing date, no SEC Document filed pursuant to the 1934 Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (c) No SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) Except to the extent that any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.7 Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of Purchaser included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

                  5.8 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 5.8, neither Purchaser nor its Subsidiaries have any material Liabilities of a type normally reflected on a balance sheet prepared in accordance with GAAP, except for (i) Liabilities disclosed, reflected or reserved for in the financial statements of Purchaser included in the SEC Documents or in the notes thereto, and (ii) Liabilities or obligations incurred in the ordinary course of business from the date of the most recent financial statements of Purchaser included in the SEC Documents until the date hereof.

                  5.9 Absence of Certain Developments.

                  (a) Except as set forth in Schedule 5.9 or disclosed in the financial statements of Purchaser contained in the SEC Documents, since December 31, 1999 Purchaser has conducted its business in all material respects only in the ordinary course of business consistent with past practice.

                  (b) Except as set forth in Schedule 5.9, since December 31, 1999 there has not been (i) any event, change, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), revenues, earnings, properties, assets or results of operations of Purchaser, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of Purchaser or any repurchase for value by Purchaser of any capital stock or (iii) any split, combination or reclassification of any capital stock of Purchaser or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Purchaser.

                  5.10 Litigation. There are no (a) judgments, orders, injunctions or decrees of any Governmental Authority against Purchaser or any of its Affiliates that, if adversely determined, would reasonably be expected to have a material adverse effect on Purchaser's ability to enter into or perform its obligations under this Agreement and the Purchaser Ancillary Documents or
(b) Legal Proceedings or, to Purchaser's knowledge, governmental investigations or audits pending or, to Purchaser's knowledge, threatened (i) that, as of the date of this Agreement, question the validity of this Agreement, any of the Purchaser Ancillary Documents or any action taken or to be taken by Purchaser in connection with this Agreement or any of the Purchaser Ancillary Documents or
(ii) which, if adversely determined, would (A) reasonably be expected to have a Purchaser Material Adverse Effect or (B) have a material adverse effect on Purchaser's ability to enter into or perform its obligations under this Agreement and the Purchaser Ancillary Documents.

                  5.11 Brokers' and Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation and FleetBoston Financial Corp., with respect to which Purchaser is solely responsible, Purchaser has not employed any agent, broker, investment banker or other Person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Purchaser agrees to indemnify and hold Conopco harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Purchaser or its Affiliates.

                  5.12 Financing. Purchaser has obtained from certain financial institutions commitments pursuant to commitment letters dated October 27, 2000 (the "Commitments") to provide debt financing that is sufficient for Purchaser to consummate the transactions contemplated hereby. True and complete copies of such Commitments have been provided to Conopco. The financing required to consummate the transactions contemplated hereby is referred to in this Agreement as the "Financing." As of the date of this Agreement, Purchaser does not have any reason to believe that any of the conditions to the Financing will not be satisfied.

                  5.13 Independent Accountants. Purchaser has no current or prior relationship with the accounting firm of Arthur Andersen LLP that would cause such firm not to be deemed "independent" with regard to Purchaser within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC.

                  5.14 Private Offering. None of Purchaser, its Affiliates and their representatives has issued, sold or offered any security of Purchaser to any person under circumstances that would cause the sale of the shares of Convertible Preferred Stock, as contemplated by this Agreement, to be subject to the registration requirements of the 1933 Act. None of Purchaser, its Affiliates and their representatives will offer the Convertible Preferred Stock or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Convertible Preferred Stock subject to the registration requirements of
Section 5 of the 1933 Act. Assuming the representations of Conopco contained in
Section 4.24 are true and correct, the sale and delivery of the Convertible Preferred Stock hereunder and the issuance of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock are exempt from the registration and prospectus delivery requirements of the 1933 Act.

                  5.15 Shareholder Voting Agreements and Shareholder Meeting Record Date. As of the date hereof, of the 13,223,945 shares of Common Stock outstanding, 7,747,974 shares of Common Stock are subject to shareholder voting agreements in respect of the Shareholder Approval. The record date for the shareholder meeting at which Purchaser will seek to obtain the Shareholder Approval is November 1, 2000.

                                   ARTICLE VI

                                    COVENANTS

                  6.1 Investigation by Purchaser.

                  (a) Through the Closing Date, Conopco will give, or cause to be given to Purchaser and its representatives and agents, reasonable access to all the premises and Documents, officers and key employees of Sellers and will cause such officers and employees to furnish to Purchaser such financial and operating data and other information with respect to the Purchased Assets and the conduct of the Business as Purchaser shall from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours and in such manner as not to unreasonably interfere with or disrupt the operation of the Business.

                  (b) Purchaser acknowledges that any information being provided to it or its representatives by Sellers pursuant to or in connection with this Agreement is subject to the terms of a confidentiality agreement between Parent and Purchaser dated April 25, 2000 (the "Confidentiality Agreement"), which terms are incorporated herein by reference. The Confidentiality Agreement and the obligations not to use or disclose and to return on request or destroy Evaluation Material (as defined in the Confidentiality Agreement) previously provided shall terminate with respect to the Purchased Assets and the Assumed Liabilities upon and only upon the Closing Date; provided that Purchaser acknowledges that any and all other information provided to it by Sellers and their Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date. Nothing contained herein is intended to limit or restrict Purchaser's use or disclosure of Evaluation Material concerning the Purchased Assets or the Assumed Liabilities following the Closing. No investigation by Purchaser shall diminish or obviate any other representations, warranties, covenants or agreements of Conopco under this Agreement.

                  6.2 Conduct of Sellers. Conopco hereby covenants with Purchaser that, during the period from the date hereof to the Closing Date:

                  (a) Operations in the Ordinary Course of Business. Subject to the terms of this Agreement, Conopco will, and cause the other Sellers to, conduct the Business (other than the Excluded Assets) only in the Ordinary Course of Business and use reasonable efforts (consistent with the terms of this Agreement) to (i) preserve intact the organization of the Business (other than the Excluded Assets), (ii) keep available the services of the Business Employees, (iii) maintain satisfactory relationships with other parties to their Contracts and with all suppliers, distributors, clients, customers and others having business relationships with it (to the extent relating to or involving the Business (other than the Excluded Assets)), and (iv) continue to support the sales of product in accordance with the agreements and commitments listed on
Schedule 4.23; provided, however, that nothing herein contained shall be interpreted to restrict Sellers from taking any actions with respect to the Excluded Assets or the Excluded Liabilities.

                  (b) Forbearances. Conopco agrees that, except as provided by or as contemplated in this Agreement, or except as set forth on Schedule 6.2(b), without the prior written consent of Purchaser, Conopco will not with respect to the Purchased Assets, and Conopco will cause the other Sellers (with respect to the Purchased Assets) not to:

                        (i) grant any Lien or otherwise encumber or permit, allow or suffer to be encumbered any Purchased Asset except for Permitted Liens;

                        (ii) (A) sell products other than in the Ordinary Course of Business, including selling products of the Business in volumes into any market in a manner that is intended by any Seller to result in shifting material amounts of sales into a fiscal period ending prior to the time that Conopco believes such sales would otherwise have occurred under Sellers' customers' own initiatives or in excess of the amount that can be sold within the applicable jurisdiction for distribution therein or engage in the sale or distribution of products for discounts off the current U.S. retail prices (which shall include any free goods or additional benefits provided in connection with such sale or distribution) other than in the Ordinary Course of Business or (B) modify the pricing structure for the products of the Business other than in the Ordinary Course of Business;

                        (iii) sell, license, lease, transfer or dispose of any Purchased Assets or waive or release any rights which constitute Purchased Assets other than Inventory sold in the Ordinary Course of Business;

                        (iv) enter into, renew, terminate or substantially amend or supplement any (A) Contract (except for any Real Property Lease) unless the same is done in the Ordinary Course of Business, (B) Real Property Lease, (C) joint venture, long-term alliance or partnership or (D) consent for the assignment of any Contract, including the Taylor Agreement;

                        (v) enter into, terminate, modify or supplement any collective bargaining agreement which may involve Business Employees;

                        (vi) except as contemplated by this Agreement, (A) amend or terminate any Conopco Benefit Plan in a manner affecting Business Employees,
(B) enter into any bonus or incentive, profit sharing, termination, stock option, stock appreciation right, restricted stock, stock equivalent, stock purchase, retirement, deferred compensation, or other employee benefit agreement, plan, trust, fund or arrangement for the benefit or welfare of any director, officer or employee with respect to the Business; (C) enter into any employment, severance or individual compensation agreement for the benefit or welfare of any individual with respect to the Business, or (D) except in the Ordinary Course of Business, promote, or change the classification, pay or status of any Business Employee;

                        (vii) enter into any consulting agreement with any Person;

                        (viii) waive or commit to waive any rights of value to the properties, assets, business, operations or financial condition of the Business having a value exceeding $100,000 without receiving adequate consideration therefor;

                        (ix) enter into any Contract with any Affiliate;


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

                        (x) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes concerning the Purchased Assets if such settlement or compromise would have a significant adverse effect on Purchaser (or its Affiliates) after the Closing;

                        (xi) delay the acceptance or processing of product returns and customer credits or otherwise process product returns and customer credits other than in the Ordinary Course of Business;

                        (xii) sell, assign, license or transfer any Purchased Intellectual Property or permit any material Purchased Intellectual Property to lapse; or

                        (xiii) agree, whether in writing or otherwise, to do any of the things described in clauses (i) through (xii) above.

                  (c) Insurance. Conopco will cause all insurance policies listed on Schedule 4.20 to be maintained in force or to be replaced with substantially comparable coverages to be maintained in force until the Closing Date.

                  6.3 Advice of Changes. Conopco and Purchaser shall promptly advise each other in writing of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or material breach of this Agreement or (ii) any event, occurrence, transaction or statement of facts known to such party which is inconsistent in any material respect with any of the representations, warranties or covenants of such party contained herein or which would otherwise cause any of the conditions to such party's obligation to consummate the transactions hereunder not to be satisfied.

                  6.4 Governmental Approvals. Each of Purchaser and Conopco shall: as promptly as practicable but in no event later than five (5) days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice, the notification and report form under the HSR Act required for the transactions contemplated hereby and, thereafter, any supplemental information requested in connection therewith pursuant to the HSR Act; as promptly as practicable, use reasonable efforts to comply with any other Laws of any country and the European Union which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such transactions is necessary; furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration or declaration which is necessary under the HSR Act or any other such Laws; keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority, and comply promptly with any such inquiry or request; and use its reasonable efforts to obtain any clearance under the HSR Act or any other consent, approval, order or authorization of any Governmental Authority under United States or foreign


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

antitrust or competition laws necessary in connection with the transactions contemplated hereby or to resolve any objections which may be asserted by any Governmental Authority with respect to the transactions contemplated hereby.

                  6.5 Third Party Consents.

                  (a) Conopco and Purchaser will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals and waivers required by third Persons to permit the transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Purchaser in a manner that will avoid any default, conflict, or termination of rights under the Contracts, Purchased Intellectual Property and Authorizations of the Business.

                  (b) In the event that any and all consents, approvals or waivers necessary for the assignment or transfer of any Contract, Purchased Intellectual Property or Authorization, or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement and the Seller Ancillary Agreements, to the extent permitted by Law, shall constitute a full and equitable assignment by Sellers to Purchaser of all of Sellers' right, title and interest in and to, and all of Sellers' obligations and liabilities under, such Contract, Purchased Intellectual Property and Authorizations, and, in the case of Contracts, Purchaser shall be deemed Sellers' agent for purpose of completing, fulfilling and discharging all of Sellers' Liabilities under any such Contract. Subject to Section 6.5(a), the parties shall take all reasonable, lawful and necessary steps and actions to provide Purchaser with the benefits of such Contracts, Purchased Intellectual Property and Authorizations, and, in the case of Contracts, to relieve Sellers of the performance and other obligations thereunder, including entry into subcontracts for the performance thereof. Purchaser agrees to pay, perform and discharge, and indemnify Sellers against and hold Sellers harmless from, all obligations and Liabilities of Sellers relating to such performance or failure to perform under such Contracts.

                  (c) In the event any Seller shall be unable to make the equitable assignment described in Section 6.5(b), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of such Seller or Purchaser under such Contract or Purchased Intellectual Property, or would not assign all of such Seller's rights thereunder at the Closing, Conopco shall continue to cooperate with Purchaser and, subject to Section 6.5(a), use all reasonable efforts to provide Purchaser with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, Conopco shall (and shall cause the other Sellers to), subject to Section 6.5(a), use all reasonable efforts to (i) provide to Purchaser, at the request of Purchaser, the benefits of any such Contract, to the extent related to the Business, or of any such Purchased Intellectual Property, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Purchaser and (iii) enforce, at the request of and for the account of Purchaser, any rights of Sellers arising from any such Contract or Purchased Intellectual Property against any third Person, including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. To the extent that Purchaser is provided the benefits of any Contract or Purchased Intellectual Property referred to herein (whether from Sellers or otherwise), Purchaser shall perform the obligations of Sellers thereunder or in connection therewith.

                  (d) Prior to and following the Closing, Conopco shall (and shall cause the other Sellers to) provide reasonable assistance to Purchaser, at Purchaser's expense (with respect to third party out-of-pocket expenses but not with respect to de minimis costs), in the preparation and filing of any applications or registrations with Governmental Authorities required or appropriate to be made prior to the Closing in order to effect the transfer or assignment of the Authorizations in connection with the transactions contemplated hereby.

                  (e) To the extent Conopco or its Affiliate is required, pursuant to the lease dated June 1, 1993 between Conopco and ROA Blvd. LLC for the premises located at 1342 Roanoke Boulevard, Roanoke, Virginia to remain primarily liable for the obligations thereunder in order to assign such lease to Purchaser pursuant to this Agreement without the consent of the landlord thereunder, Conopco shall remain primarily liable for such obligations, provided that such obligations shall constitute an Assumed Liability to the extent provided in Section 2.2(a). Purchaser will use its reasonable commercial efforts to arrange for Conopco and its Affiliates to be released from such obligations, including by arranging for an appropriate security deposit.

                  (f) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.5 shall require Conopco or Purchaser to expend any sum (other than an immaterial sum), make a financial commitment (other than an immaterial financial commitment) or grant or agree to any concession (other than an immaterial concession) to any third Person to obtain any such consent, approval or waiver other than in connection with Purchaser's obligations in the last sentence of Section 6.5(e) and in the last sentence of
Part I of Schedule 6.5(f) and Conopco's obligations under Schedule 6.5(f).

                  6.6 Exclusivity.

                  (a) From the date hereof until the Closing Date or the earlier termination of this Agreement, Conopco shall not, nor shall it authorize or permit Parent or any of the other Sellers or any of their respective Affiliates or any officer, director, employee, agent, investment banker, attorney, financial advisor or other representative of Sellers or any of their respective Affiliates to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the submission of any offers or proposals that constitute or may reasonably be expected to lead to an Acquisition Proposal from any third party or (ii) provide any information regarding the Purchased Assets to anyone making any Acquisition Proposal or (iii) engage in any negotiations relating to any Acquisition Proposal or in furtherance thereof or accept or enter any agreement with respect to any Acquisition Proposal.

                  (b) Conopco shall promptly notify Purchaser orally and in writing of any Acquisition Proposal, or any inquiry with respect thereto which would reasonably be expected to lead to any Acquisition Proposal, including the identity of the third party making any such Acquisition Proposal or inquiry and the material terms and conditions of any Acquisition Proposal. Conopco shall keep Purchaser informed of the status and details of any such Acquisition Proposal or inquiry.

                  6.7 Non-Solicitation.

                  (a) Except as mutually agreed by Conopco and Purchaser in writing, for a period of two (2) years after the Closing Date, (i) Conopco shall cause UCI and UCISA (and any other prestige beauty company or business controlled by Parent or Sellers) not to, directly or indirectly, (A) employ or engage any employees who are or become employees of Purchaser or its Affiliates, including without limitation any Leased Employee to whom Purchaser has made an offer of employment pursuant to Section 10.1 or (B) solicit, induce or encourage any such employee to leave such employment or change their relationship with the Business (it being understood that advertisements or solicitations circulated to the general public and not directed specifically at any such employee or group of employees shall not be prohibited) and (ii) Conopco shall not, and shall cause its Affiliates not to, cause, induce or encourage any material actual or prospective customer, supplier, manufacturer or licensor of the Business, or any other Person who has a material business relationship with the Business, to terminate or change any such actual or prospective relationship in a manner which would be materially adverse to the Business; provided, however, that nothing herein contained shall be interpreted to limit the ability of Parent or its Affiliates to compete with Purchaser, with respect to the current and ongoing business of Conopco and its Affiliates; provided further that Conopco shall not, and shall cause its Affiliates not to, cause, induce or encourage Elizabeth Taylor or any of her current or future controlled Affiliates (including ETCC) or their respective successors and assigns to terminate or change her or its relationship with the Business.

                  (b) Conopco and Purchaser shall each use reasonable efforts to provide written notice to its and its Affiliates' employees that directly compete with the other or the other's Affiliates instructing such employees not to disparage the other or the other's Affiliates.

                  (c) For a period of two (2) years after the Closing Date, Purchaser shall not and shall cause its Affiliates not to (i) (A) cause, solicit, induce or encourage any employee listed on Schedule 4.19(a)(ii) to leave their employment with Conopco or its Affiliates or (B) employ any Excluded Employee to whom any of the Sellers pays severance benefits as a result of such Seller's termination of such employee (it being understood that advertisements or solicitations circulated to the general public and not directed specifically at any such employee or group of employees shall not be prohibited) or (ii) cause, induce or encourage any material actual or potential customer, supplier, manufacturer or licensor of any Seller with respect to Excluded Assets (to the extent the same relate to the Excluded Names), or any other Person who has a material business relationship with the Sellers with respect to the Excluded Assets (to the extent the same relate to the Excluded Names), to terminate or change any such actual or prospective relationship in a manner which would be


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

materially adverse to Sellers with respect to the Excluded Assets (to the extent the same relate to the Excluded Names); provided, however, that nothing contained herein shall be interpreted to limit the ability of Purchaser or its Affiliates to compete with Sellers with respect to the current and ongoing business (including the Business) of Purchaser and its Affiliates.

                  (d) The covenants and undertakings contained in this Section
6.7 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.7 will cause irreparable injury to the parties, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the parties will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this
Section 6.7. The rights and remedies provided by this Section 6.7 are cumulative and in addition to any other rights and remedies which the parties may have hereunder or at law or in equity. In the event that the parties were to seek damages for any breach of this Section 6.7, the portion of the consideration delivered to Conopco hereunder which is attributed by the parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

                  (e) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.7 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

                  6.8 Announcements. Prior to the Closing, neither Conopco nor Purchaser nor their respective Affiliates will issue any press release or otherwise make any written public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable Law or the rules or regulations of any United States or foreign stock exchange, in which event the party required to make the release or announcement shall allow the other party reasonable time, in light of the circumstances, to comment on such release or announcement in advance of such issuance.

                  6.9 Returns. Purchaser agrees that all Customer Credits and obligations to replace products that are Assumed Liabilities shall be the sole responsibility of Purchaser. To the extent that any Customer Credits and obligations to replace products that are Excluded Liabilities are paid or incurred by Purchaser, Purchaser shall deliver written notice to Conopco of the amount of such Customer Credits and product replacements (together with all supporting documentation) and Conopco shall reimburse Purchaser for the amount of such Customer Credits and product replacements within twenty (20) Business Days of the receipt of such notice. To the extent any Customer Credits and obligations to replace products that are Assumed Liabilities are paid or incurred by any Sellers, Conopco shall deliver written notice to Purchaser of the amount of such Customer Credits and product replacements (together with all


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

supporting documentation) and Purchaser shall reimburse Conopco for the amount of such Customer Credits and product replacements within twenty (20) Business Days of the receipt of such notice.

                  6.10 Certain Information. After the Closing, upon reasonable written notice, Purchaser and Conopco shall furnish or cause to be furnished to the other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Business and personnel and assistance relating to the Business) as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of, prosecution of, or response required under, or pursuant to, any lawsuit, action or proceeding (including any proceeding involving Sellers and any environmental matters related to the Purchased Assets) or in order to enable the parties to comply with their respective obligations under this Agreement. Purchaser and Conopco shall, and shall cause their respective Affiliates to, retain until seven (7) years after the Closing Date all such records pertaining to the Purchased Assets and Assumed Liabilities which are owned by such Person immediately after the Closing (excluding any Excluded Assets); provided, however, that, from and after the second anniversary of the Closing Date, a party may dispose of such records if, before disposing of any such records, the applicable party shall give notice to such effect to the other and shall give the other, at the other's cost and expense, the opportunity to remove and retain all or any part of such records as the other may select. Each party shall reimburse the other for reasonable third party out-of-pocket costs and expenses incurred in assisting others pursuant to this Section 6.10. Neither party shall be required by this Section 6.10 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

                  6.11 Supplies. Except pursuant to written agreements between Purchaser and Conopco or its Affiliates, Purchaser shall not use any signs or stationery, purchase order forms, packaging or other similar paper goods or supplies, or advertising and promotional materials, product, training and service literature and materials, or computer programs or like materials (collectively, the "Supplies"), that state or otherwise indicate thereon that the Business is a division or unit of Parent or contain any Excluded Marks, Excluded Names or Excluded Trade Dress in whole or in part; provided that, to the extent any Supplies included in the Purchased Assets so indicate, Purchaser may, for a period of 365 days after the Closing Date, use such Supplies after first crossing out or marking over such statement or indication or Excluded Marks, Excluded Names or Excluded Trade Dress and otherwise clearly indicating on such Supplies that the Business is no longer a division or unit of Unilever; provided further that Purchaser shall use its reasonable efforts to use such Supplies included in the Purchased Assets before using any new Supplies. Purchaser shall not reorder or produce any Supplies which state or otherwise


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

indicate thereon that the Business is a division or unit of Parent or contain any Excluded Marks, Excluded Names or Excluded Trade Dress. To the extent any Supplies included in the Excluded Assets state or otherwise indicate thereon that the Business is a division or unit of Parent or contain any Trade Names or related corporate names, trade dress or logos, Sellers may, for a period of 365 days after the Closing Date, use such Supplies after first crossing out or marking over such statement or indication or Trade Names, corporate names, trade dress or logos and otherwise clearly indicating on such Supplies that the Business is no longer a division or unit of Unilever; provided that Conopco shall use its, and shall cause its Affiliates to use their, reasonable efforts to use such Supplies before using any new Supplies.

                  6.12 Certain Agreements. Conopco and Purchaser shall comply with their respective obligations relating to certain agreements and arrangements set forth in Schedule 6.12.

                  6.13 Use of Excluded Marks. Except as set forth in Section 6.11, or except pursuant to a written agreement between Purchaser and Conopco or its Affiliates, following the Closing Date, Purchaser will not manufacture, sell, advertise, promote, distribute, or otherwise utilize, in any manner, any products related to the Excluded Brands or bearing the Excluded Names or the Excluded Marks.

                  6.14 Reasonable Efforts. On the terms and subject to the conditions of this Agreement, each of Purchaser and Conopco will use all reasonable efforts to cause (a) the conditions to the Closing to be satisfied as promptly as practicable and (b) the Closing to occur.

                  6.15 [Intentionally Omitted].

                  6.16 Further Assurances.

                  (a) From time to time, as and when requested by any party, each of the parties hereto shall, at its expense except as otherwise expressly provided herein, execute such documents and other instruments and take such further actions (subject to Section 6.5(a)) as may be reasonably required or desirable to carry out the provisions hereof and consummate and evidence the transactions contemplated hereby or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement, including executing and delivering or causing to be executed to the other party such assignments, deeds, bills of sale, assumption agreements, consents and other instruments of transfer or assumption as the other party or its counsel may reasonably request as necessary or desirable for such purpose (it being understood that any such assignment, deed, bill of sale, assumption agreement, consent or other instrument of transfer or assumption shall not provide for any representations, warranties, obligations or liabilities that are not expressly provided for in this Agreement).

                  (b) Without limiting the provisions of Article XI, if, following the Closing, Purchaser identifies (or, as hereinafter provided, receives a copy of) a Material Contract that Conopco incorrectly failed to


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

include on Schedule 4.8(a), Purchaser may, at its election, assume such Contract promptly following such identification, in which event such Contract shall constitute a Purchased Contract as of such date of assumption. If Conopco identifies any such Contract following the Closing, Conopco shall promptly deliver a copy thereof to Purchaser.

                  (c) Notwithstanding anything to the contrary set forth in the Agreement, if all conditions to the Closing have been satisfied but any of the approvals described in Schedule 4.4 has not been obtained, the Closing will nevertheless proceed in all jurisdictions where permitted by Law and the parties will enter into appropriate arrangements (which may include escrow arrangements) to provide for the subsequent transfer of the Purchased Assets and Transferred Employees located in any subject jurisdictions promptly following receipt of such approval. After Closing and prior to transfer of such Purchased Assets and Transferred Employees, Seller shall at Purchaser's cost and expense (but without penalty or incremental charge) hold and operate such Purchased Assets and Transferred Employees for Purchaser's benefit in all material respects in accordance with the provisions of Section 6.2 hereof.

                  (d) Without limiting the generality of the foregoing, promptly following the execution and delivery of this Agreement, Conopco and Purchaser shall use their good faith efforts to prepare, negotiate and agree upon the form of the Swiss Conveyance, Assignment and Assumption Agreement and other similar documents of transfer as may be required to be delivered in the jurisdictions in which the Purchased Assets are located, each of which shall be in form and substance reasonably satisfactory to the parties and their counsel.

                  6.17 Enforcement of Confidentiality Agreements. From and after the Closing Date, Conopco shall, and shall cause its Affiliates to, at Purchaser's sole cost and expense (with respect to reasonable third party out-of-pocket costs and expenses incurred by Conopco or its Affiliates) (provided, that Purchaser shall not be required to pay any costs or expenses incurred without its prior written approval), use all reasonable efforts to defend and enforce their rights under any non-disclosure or confidentiality agreements against any third parties with respect to disclosures regarding the Business or the Purchased Assets (or any portion thereof) in breach of such agreements.

                  6.18 Certificate of Designations; Certain Transactions. On or prior to the Closing Date, Purchaser will file the Certificate of Designations with the Secretary of State of the State of Florida. Without the prior written consent of Conopco, prior to the Closing Purchaser shall not (a) amend its certificate of incorporation (except solely to adopt the Certificate of Designations) or by-laws, (b) declare or pay any dividend or make any other distribution to its stockholders or (c) except as set forth in Schedule 6.18, redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon the exercise of outstanding options) or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock.


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

                  6.19 Documents. Purchaser recognizes that certain Documents included in the Purchased Assets may contain information relating to Subsidiaries or divisions of Sellers other than the Business and that Sellers may retain copies of the relevant portions thereof and may have access to such original Documents as necessary. Conopco recognizes that certain Documents included in the Excluded Assets may contain information relating to the Business or the Purchased Assets and that Purchaser may have copies or access to the relevant portions of such Documents.

                  6.20 Convertible Preferred Stock. Conopco agrees that neither it nor any other Seller (nor any Affiliate of any of them that holds the Convertible Preferred Stock) will offer to sell or otherwise dispose of the shares of Convertible Preferred Stock (or the shares of Common Stock into which such shares are converted) in violation of any of the registration requirements of the 1933 Act.

                  6.21 Tax Certificates. Conopco shall, and shall cause each of the other Sellers to furnish to Purchaser (i) an affidavit of non-foreign status in the case of Sellers that are United States corporations that complies with
Section 1445 of the Code and (ii) any tax clearance certificates or similar documents required by any taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price or any adjustments to the Purchase Price (including interest thereon) (including but not limited to IRS Form W-8BEN or similar documents provided for under foreign law).

                  6.22 Shareholder Approval.

                  (a) Purchaser shall, as promptly as reasonably practicable, duly call and give notice of a meeting of its shareholders to be held as promptly as practicable for the purpose of obtaining the Shareholder Approval (including any adjournments or postponements thereof, the "Shareholders Meeting"). The Board of Directors of Purchaser shall recommend to Purchaser's shareholders that they approve the matters contemplated by the Shareholder Approval. As soon as reasonably practicable following the date of this Agreement, the Purchaser shall prepare and file with the SEC a proxy or information statement relating to the Shareholder Approval (the "Proxy Statement") in preliminary and, promptly thereafter, definitive form. The Purchaser shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Purchaser's shareholders as promptly as practicable after completion of the definitive Proxy Statement. Purchaser shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state laws in connection with issuance of the Convertible Preferred Stock and the Common Stock into which such Convertible Preferred Stock is convertible and the warrants issuable pursuant to this Agreement and the Common Stock for which such warrants are exercisable, including any actions required to be taken under Florida law to ensure that there exist no restrictions upon the voting or other rights of the Convertible Preferred Stock or the Common Stock into which such Convertible Preferred Stock is convertible and the warrants issuable pursuant to this Agreement and the Common Stock for which such warrants are exercisable, and in connection with the Shareholder Approval.


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

                  (b) Conopco hereby (i) consents to the use of its name and, on behalf of its Subsidiaries and Affiliates, the names of such Subsidiaries and Affiliates, and to the inclusion of financial statements and business information relating to the Business (in each case, to the extent required by applicable securities laws), in the Proxy Statement filed with the SEC in connection with the Shareholders Meeting, (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such Proxy Statement, and (iii) agrees to cooperate fully, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate fully, with any legal counsel, accountant or other agent or representative retained by any of the parties specified in clause (i) above or Purchaser in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Proxy Statement.

                  6.23 Formula and Trade Secret Licenses. Conopco agrees, and agrees to cause the other Sellers, to give Purchaser royalty free, non-exclusive, nonassignable licenses to use those formula and trade secrets included in the Excluded Intellectual Property that are currently used normally and regularly in the conduct of the Business as of the Closing Date so long as Purchaser continues to sell products which use such formulas and trade secrets.

                  6.24 The Financing.

                  (a) Purchaser shall not amend the Commitments without the prior written consent of Conopco, which shall not be unreasonably withheld or delayed. In the event that the Commitments (as they relate to the Bridge Notes) are terminated as a result of there having been a material disruption or material adverse change in the current financial, banking or capital market conditions generally or in the market for new issuances of high yield securities, Purchaser will use its reasonable best efforts, for a period of forty five (45) days following such termination which period shall begin on the date on which all conditions to Purchaser's obligation to effect the Closing set forth in Sections 7.1 and 7.2 hereof (other than that set forth in Section 7.2(i) and those conditions that by their terms are to be satisfied simultaneously with the Closing) have been satisfied, to obtain alternate financing for the Acquisition as soon as possible on terms reasonably acceptable to Purchaser.

                  (b) Conopco shall, and shall cause its Affiliates to, cooperate with and assist Purchaser in all reasonable respects in the preparation of any filings with the SEC in connection with the Financing and the consummation of this Agreement and the transactions contemplated hereby. Without limiting the foregoing, subject to Section 6.24(c), Conopco shall provide Purchaser with such audited and unaudited financial statements relating to the Business as Purchaser shall advise Conopco it would require for inclusion in a 1933 Act registration statement filed with SEC and in a Form 8-K filed under the 1934 Act, and Conopco shall make appropriate personnel of Conopco and of the Business reasonably available (upon reasonable advance notice to permit scheduling) to review, comment upon and discuss such financial statements, the management's discussion and analysis of the results of operations of the


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Business, and such other matters relating to the Business as shall be reasonably included in the financing documents prepared by Purchaser, it being understood that, without limiting any of the representations and warranties of Conopco contained in this Agreement or Conopco's obligations in respect thereof, Purchaser shall be solely responsible for preparation and content of all such disclosure documents. In addition, Conopco shall use its reasonable efforts to cause its independent auditors to deliver a customary "comfort" letter in connection with the financial statements of the Business and the information with respect to the Business included in Purchaser's offering memorandum as part of its Rule 144A offering and to make appropriate personnel of such auditors available to discuss the information relating to the Business included in such offering memorandum. Moreover, Conopco shall use its reasonable efforts to cause its independent auditors to furnish such consents as may be necessary for the inclusion of the financial statements of the Business audited by them in any registration statement of the Purchaser under the 1933 Act or any report under the 1934 Act as Purchaser shall be required to file with the SEC in connection with the Acquisition and the financing transactions in connection therewith. Without limiting the obligations of Conopco under Article XI of this Agreement (it being understood that Liabilities of the Purchaser Indemnified Parties under any securities laws arising as a result of any misstatement or omission in any such document based upon the representations and warranties of Conopco contained in this Agreement shall not constitute consequential damages), Purchaser shall indemnify Conopco and its Affiliates in form and substance reasonably acceptable to Conopco from and against any Liability under any securities laws as a result of misstatements or omissions in any such document.

                  (c) In connection with the matters set forth in Sections 6.22(b) and 6.24(b), Purchaser shall reimburse Conopco for out-of-pocket costs and expenses incurred after the date of this Agreement to Conopco's Accountants in connection with the preparation of audited or unaudited financial statements other than the Financial Statements and the Unaudited September Financial Statements for inclusion in the Proxy Statement or an SEC registration statement or Form 8-K of Purchaser.

                  (d) Conopco agrees to deliver to Purchaser, not later than November 6, 2000, the unaudited statement of net assets to be sold of the Business dated September 30, 2000 and the unaudited statement of net sales, cost of sales and direct operating expenses of the Business for the nine months ended September 30, 2000 and September 30, 1999, in each case including the notes thereto, prepared on the same basis as the Unaudited June Financial Statements (the "Unaudited September Financial Statements").

                  6.25 Purchased Intellectual Property. Promptly after the date hereof and prior to Closing, the parties agree to cooperate in good faith to determine the reasons for any discrepancy between the list attached as Schedule 4.18(a)(i) and the list attached as Schedule 4.18(a)(ii). For purposes of this Agreement, Schedule 4.18(a)(i) shall be adjusted to include any items included on Schedule 4.18(a)(ii) that are not included on Schedule 4.18(a)(i) unless those additional items represent: (i) marks, registrations or applications that have expired or lapsed, (ii) marks, registrations or applications under which sales are included in Parent's consolidated financial statements during 2000 (other than in the Financial Statements) or (iii) marks, registrations or



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applications that were not owned by Conopco or its Affiliates as of August 1,
2000. Notwithstanding anything the contrary contained herein (including Section 4.18), as of the date hereof Purchased Intellectual Property shall include reference to Schedule 4.18(a)(i) and as of the Closing Date shall include reference to Schedule 4.18(a)(i) as adjusted pursuant this Section 6.25.

                                  ARTICLE VII

                            CONDITIONS TO THE CLOSING

                  7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived jointly by Conopco and Purchaser):

                  (a) No Injunctions, etc.; Compliance. No Law, injunction or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Acquisition") shall be in effect, and all statutory requirements, if any, for the valid consummation by Purchaser and Conopco of the Acquisition shall have been fulfilled and all Authorizations of all Governmental Authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained.

                  (b) Certain Waiting Periods. Any waiting period under the HSR Act applicable to the consummation of the Acquisition shall have expired or been earlier terminated.

                  (c) Certain Consents. The consents listed in Schedule 7.1(c) shall remain in full force and effect.

                  (d) No Adverse Proceedings. No Legal Proceedings by a Governmental Authority shall have been instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Authority or arbitrator to enjoin, restrain or prohibit the transactions contemplated by this Agreement or any of the Ancillary Documents.

                  7.2 Conditions to Purchaser's Obligation to Effect the Closing. The obligation of Purchaser to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived exclusively by Purchaser):

                  (a) Representations and Warranties. The representations and warranties of Conopco set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such



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representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects on and as of such earlier date), and Purchaser shall have received a certificate signed by an authorized officer of Conopco, dated the Closing Date, to such effect.

                  (b) Compliance. Conopco shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Conopco, dated the Closing Date, to such effect and copies of such corporate resolutions and other documents evidencing the performance thereof as Purchaser may reasonably request.

                  (c) [Intentionally Omitted]

                  (d) Certain Consents. The consents listed in Schedule 7.2(d) shall remain in full force and effect.

                  (e) Seller Ancillary Documents. Conopco and the other Sellers shall have delivered to Purchaser the duly executed Seller Ancillary Documents (other than those referred to in Section 7.2(f)).

                  (f) Other Agreements. The applicable Sellers shall have delivered to Purchaser an executed counterpart of each of Ancillary Agreements.

                  (g) Real Property Transfer Documents. Conopco shall have delivered to Purchaser the documents referred to in Section 9.1(i) through (l).

                  (h) Opinion of Sellers' Counsel. Purchaser shall have received opinion letters, dated the Closing Date, of counsel to Conopco and certain other Sellers, to the effect set forth in Exhibits I-1 and I-2.

                  (i) Market Conditions. There shall not have been any material disruption or material adverse change in the current financial, banking or capital market conditions generally or in the market for new issuances of high yield securities which results in the termination of the Commitments (as they relate to the Bridge Notes described therein).

                  (j) Corporate Proceedings and Documents. All corporate proceedings taken by Sellers in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Purchaser and Purchaser's counsel, and Purchaser and Purchaser's counsel shall have received all such counterpart originals or certified or other copies of such Documents as they may reasonably request.


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

                  7.3 Conditions to Conopco's Obligations to Effect the Closing. The obligation of Conopco to consummate the transactions contemplated by this Agreement to occur at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived exclusively by Conopco):

                  (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Conopco shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to such effect.

                  (b) Compliance. Purchaser shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Conopco shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to such effect and copies of such corporate resolutions and other documents evidencing the performance thereof as Conopco may reasonably request.

                  (c) Purchaser Ancillary Documents and Shares of Convertible Preferred Stock. Purchaser shall have delivered to Conopco the duly executed Purchaser Ancillary Documents (other than those referred to in Section 7.3(d)), certificates representing the Convertible Preferred Stock of Purchaser, and the Certificate of Designations.

                  (d) Other Agreements. Purchaser shall have delivered to Conopco an executed counterpart of each of the Ancillary Agreements.

                  (e) Corporate Proceedings and Documents. All corporate proceedings taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Conopco and its counsel, and Conopco and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (f) Opinion of Purchaser's Counsel. Seller shall have received an opinion letter, dated as of the Closing Date, of counsel to Purchaser, to the effect set forth in Exhibit J.

                  7.4 Frustration of Closing Conditions. Neither Purchaser nor Conopco may rely on the failure of any condition set forth in this Article VII


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to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur.

                                  ARTICLE VIII

                      THE CLOSING; TERMINATION OF AGREEMENT

                  8.1 The Closing. Unless the parties agree otherwise in writing, the Closing shall be held within two Business Days after each of the conditions precedent set forth in Sections 7.1, 7.2 and 7.3 (other than those conditions that by their terms are to be satisfied simultaneously with the Closing) have been satisfied or waived; provided that if such second Business Day occurs before December 31, 2000, Purchaser may extend the date of the Closing to up to December 31, 2000 if it has not yet obtained the Financing. The Closing shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153. Except as provided in Section 6.16(c), at the Closing, all of the transactions provided for in Article II hereof shall be consummated on a substantially concurrent basis.

                  8.2 Termination.

                  (a) Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                        (i) by mutual written consent of both Purchaser and Conopco;

                        (ii) by Purchaser if any of the conditions set forth in Sections 7.1 or 7.2 shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

                        (iii) by Conopco if any of the conditions set forth in Sections 7.1 or 7.3 shall have become incapable of fulfillment, and shall not have been waived by Conopco

                        (iv) by Purchaser or Conopco if the Commitments (as they relate to the Bridge Notes) are terminated as a result of there having been a material disruption or material adverse change in the current financial, banking or capital market conditions generally or in the market for new issuances of high yield securities and the Closing does not occur during the 45-day period referred to in Section 6.24(a); or

                        (v) by Purchaser or Conopco if the Closing has not occurred on or before April 30, 2001;

provided that the party seeking termination pursuant to clause (ii), (iii) or
(iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.


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

                  (b) In the event of termination by Conopco, on the one hand, or Purchaser, on the other hand, pursuant to this Section 8.2, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, (i) Purchaser shall return all Documents and other material received from Sellers or any of their Affiliates relating to the transactions contemplated hereby, including any confidential information, whether so obtained before or after the execution hereof, to Conopco and (ii) all confidential information received by Purchaser with respect to the businesses of Sellers or any of their Affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 8.2, this Agreement shall become null and void and of no further force and effect, except for (i) the obligation of the parties to keep confidential certain information and data obtained, (ii) the provisions in this Agreement relating to expenses,
(iii) Section 4.25, Section 5.11, Section 6.8 and this Section 8.2 and (v)
Article 12. Nothing in this Section 8.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE IX

                            DELIVERIES AT THE CLOSING

                  9.1 Deliveries by Sellers at the Closing. At the Closing, Conopco shall deliver, or cause the other Sellers to deliver, to Purchaser the following items:

                  (a) The officer's certificates referred to in Sections 7.2(a) and (b).

                  (b) [Intentionally Omitted]

                  (c) The duly executed Seller Ancillary Documents referred to in Section 7.2(e), each dated the Closing Date and in form and substance reasonably satisfactory to counsel to Purchaser.

                  (d) The tax certificates referred to in Section 6.21.

                  (e) A counterpart of each of the Ancillary Agreements duly executed by a duly authorized officer of the applicable Seller(s).

                  (f) Duly executed assignments of the U.S. trademark registrations and applications included in the Purchased Intellectual Property, in a form suitable for recording in the U.S. trademark office, and general assignments of all other Purchased Intellectual Property.


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

                  (g) Certificates of the Secretary or an Assistant Secretary of each Seller, dated the Closing Date, (A) as to the incumbency and signatures of the officers or representatives of such party executing this Agreement and each of the Seller Ancillary Documents to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (B) certifying attached resolutions of the Board of Directors of such party which authorize and approve the execution, delivery and performance of this Agreement (including Parent's authorization and approval of Conopco's execution, delivery and performance of this Agreement) and each of the Seller Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

                  (h) [Intentionally Omitted]

                  (i) Duly executed and acknowledged assignments, in form and substance reasonably acceptable to Purchaser, transferring to Purchaser all of Sellers' right, title and interest in and to the Real Property Leases.

                  (j) Fully executed originals of each Real Property Lease, together with all amendments, extensions, assignments and memoranda thereof, together with, to the extent same exist, nondisturbance and attornment agreement(s) in respect of such Real Property Leases, as may have been executed and furnished to the tenant thereunder by the holder of any underlying lease or mortgage to which the landlord's interest therein is subject.

                  (k) Duly executed and acknowledged deeds which shall be without covenant or warranty (unless and only to the extent required by the jurisdiction in which the Owned Real Property is located, and, in such instance, such deed shall be made expressly subject to Permitted Liens), for each parcel of Owned Real Property, in form suitable for recording.

                  (l) The consents to assignment set forth in Section 7.2(d).

                  (m) The opinion letter of counsel referred to in Section
7.2(h).

                  9.2 Deliveries by Purchaser at the Closing. At the Closing, Purchaser shall deliver, or cause to be delivered, to Conopco (on behalf of Sellers, in the case of clause (a)), the following items:

                  (a) Cash in the amount of the Adjusted Cash Consideration, by wire transfer of funds in accordance with Section 2.3(a), less any withholdings in accordance with Section 2.3(a).

                  (b) Certificates representing $50,000,000 aggregate liquidation preference of Convertible Preferred Stock.


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

                  (c) The duly filed Certificate of Designations.

                  (d) [Intentionally Omitted]

                  (e) The officer's certificates referred to in Sections 7.3(a) and (b).

                  (f) The duly executed Purchaser Ancillary Documents referred to in Section 7.3(c), each dated the Closing Date and in form and substance reasonably satisfactory to counsel to Conopco.

                  (g) A counterpart of each of the Ancillary Agreements duly executed by a duly authorized officer of Purchaser.

                  (h) Certificates of the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date, (A) as to the incumbency and signatures of the officers or representatives of Purchaser executing this Agreement and each of the Purchaser Ancillary Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (B) certifying attached resolutions of the Board of Directors of Purchaser, which authorize and approve the execution and delivery of this Agreement and each of the Purchaser Ancillary Document and the consummation of the transactions contemplated hereby and thereby.

                  (i) The opinion letter of counsel referred to in Section
7.3(f).

                  (j) Duly executed and acknowledged assumption agreements in the form attached hereto as Exhibit L hereto, pursuant to which Purchaser shall assume and agree to timely observe and perform all of the obligations of the applicable Seller under each Real Property Lease assigned hereunder, to the extent accruing on and after the effective date of the assignment.

                                   ARTICLE X

                         EMPLOYEES AND EMPLOYEE BENEFITS

                  10.1 Employment.

                  (a) Employee Lease Agreement. On the Closing Date, Conopco and Purchaser shall enter into an Employee Lease Agreement substantially in the form as set forth on Exhibit K (the "Employee Lease Agreement") pursuant to which Conopco will agree to continue to employ the Business Employees in accordance with the Employee Lease Agreement set forth on Schedule 10.1(a) (other than those Business Employees who are on long-term disability as of the Closing Date) who remain employees of Conopco as of the Closing Date (the "Leased Employees") for the period commencing on the Closing Date and ending on the date on which the Lease Period (as defined in the Employee Lease Agreement) expires with respect to each such Employee, regardless of whether any such Employee actually


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commences employment with Purchaser (the "Lease End Date," and the period from the Closing Date through the Lease End Date for each Leased Employee shall be referred to as the "Transition Period"). To the extent that any applicable foreign Laws require that any Business Employees become employees of Purchaser immediately following the Closing, such Business Employees shall not become Leased Employees, and all references in this Agreement to "Lease End Date" (in respect of such Business Employees) shall be deemed to refer to "Closing Date."

                  (b) Employment. Effective as of the Lease End Date, and subject to the last sentence of this Section 10.1(b), Purchaser shall offer employment to those Leased Employees of Conopco of which Purchaser shall notify Conopco in writing ten (10) days prior to the applicable Lease End Date. Such offers of employment shall be in accordance with the provisions of Section 10.2 described below and shall be on an "at will" basis with Purchaser to the extent allowable by foreign Laws. Such Leased Employees who accept Purchaser's offer of employment effective as of the applicable Lease End Date, and the Business Employees described in the last sentence of Section 10.1(a), shall be referred to collectively as "Transferred Employees." Any Leased Employee to whom Purchaser does not make an offer of employment or to whom an offer of employment is made but not accepted, any Business Employee described in the last sentence of Section 10.1(a) who, under applicable foreign Laws, chooses not to become an employee of Purchaser as of the Closing Date, and any Business Employee on long-term disability as of the Closing Date, is hereinafter referred to as an "Excluded Employee." Conopco shall indemnify and hold Purchaser and its Affiliates harmless with respect to any Excluded Employee from (i) any employment-related Liability (including, subject to Section 10.2(b)(ii), severance or related Liabilities), (ii) any Liability relating to, arising under or in connection with any Conopco Benefit Plan, including any Liability under COBRA, and (iii) any other Liability of Excluded Employees, whether arising prior to, on or after the Closing Date, except those costs, expenses and Liabilities specifically assumed by Purchaser, or in respect of which Purchaser is liable to indemnify the Seller Indemnified Parties, in each case as provided in the Employee Lease Agreement with respect to the Leased Employees during the Transition Period. If foreign Laws require Purchaser to offer employment with compensation and/or benefits contrary to the provisions of this Article X, Purchaser agrees to comply with such applicable foreign Laws.

                  10.2 Compensation and Employee Benefits.

                  (a) Compensation and Benefits; Credited Service. For a period of at least twenty-four (24) months (twelve (12) months in applying clause (ii) below with respect to part-time Business Employees who become Transferred Employees ) following the Closing Date (the "Continuation Period"), Purchaser shall, or shall cause one of its Affiliates to, provide each Transferred Employee with (i) a position with Purchaser or one of its Affiliates which does not involve a substantial change in status or working hours and is a job which such employee was qualified to undertake with Sellers at the same salary and hourly wage rate and bonus opportunities as set forth on Schedule 4.19(a)(i) as that provided to such employee immediately prior to the Lease End Date and at a

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location within 50 miles of where such employee was employed immediately prior to the Lease End Date, and (ii) employee benefit plans and arrangements and perquisites that are comparable in the aggregate to those which are provided to similarly situated employees of the Purchaser and, in addition, include those set forth on Schedule 10.2(a); provided, however, that the restricted stock grant described in Schedule 10.2(a) shall only be granted once; provided, further, however, subject to Section 10.1(b), with respect to Transferred Employees working outside of the United States ("Foreign Employees"), that for a period of at least thirty-six (36) months following the Closing Date, except as provided in Section 10.2(b)(i) in respect of severance benefits, Purchaser shall, or shall cause one of its Affiliates to, provide each such Foreign Employee with employee benefit plans (including and specifically foreign pension plans that provide comparable pension benefits in respect of future service but without regard to any contribution holiday then in effect and are able to receive transfers from current plans where requested by such Foreign Employees) and arrangements and perquisites that are comparable in the aggregate to those provided to Foreign Employees immediately prior to the Closing Date as set forth on Schedule 4.9(a). To the extent any Foreign Employee is benefitting from a contribution holiday in respect of the foreign pension plan or plans in which he or she participates as of the Closing Date, Purchaser shall continue for twelve
(12) months following the Closing Date such contribution holiday for such Foreign Employee; provided that Conopco shall reimburse or shall pay to Purchaser the amounts which such Foreign Employees would otherwise have been required during such period to contribute to such foreign pension plan or plans. Purchaser shall submit an invoice to Conopco within thirty (30) days after the end of each calendar quarter, and Conopco shall make such reimbursement to Purchaser within thirty (30) days from receipt of such invoice. To the extent that the costs to Purchaser of providing such benefit plans, arrangements and perquisites to Foreign Employees during such thirty-six (36) month period exceed the aggregate estimated costs (on a country by country basis as described below) to Conopco and its Affiliates of providing such benefits as set forth in
Schedule 4.9(e)), Conopco shall reimburse Purchaser for such excess costs (x) excluding any increases in costs attributable to inflation for the relevant measuring period (as measured by the relevant jurisdiction's equivalent of the U.S. CPI-U index), and (y) excluding any increases in the costs attributable to providing the minimum level of benefit plans, arrangements and perquisites that are required to be provided to the Foreign Employees pursuant to applicable Laws; provided, that all determinations shall be made separately for each country, based on an average per capita cost for such country, with resulting decreases in costs that are determined for one or more countries being used to offset resulting increases in costs determined for other countries. Purchaser shall submit an invoice to Conopco within thirty (30) days after the end of each calendar quarter and Conopco shall make such reimbursement to Purchaser within thirty (30) days from receipt of such invoice. Credited service with Conopco or one of their Affiliates prior to the Lease End Date which was recognized by the Conopco Benefit Plans shall be counted for all purposes, including eligibility to participate and vesting and benefit accrual under the corresponding plans maintained or established by Purchaser or one of its Affiliates for the Transferred Employees after the Lease End Date (the "Purchaser Plans"); provided, however, that such service recognition shall not result in any duplication of benefits and shall not be counted for benefit accrual purposes



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under a Purchaser Plan that is a defined benefit pension plan except in the case of Foreign Employees to the extent that a Purchaser Plan has received an asset transfer from a Conopco Benefit Plan that is a defined benefit pension plan.
Each Purchaser Plan providing health and/or welfare benefits shall waive any pre-existing condition limitation provision with respect to Transferred Employees, and Transferred Employees shall be credited under applicable
Purchaser Plans for amounts paid during the 2000 calendar year (or the year in which Transferred Employees commence participation in such Purchaser Plans, if later), if applicable, under corresponding plans maintained by Sellers or any of their Affiliates for purposes of applying co-payments, deductibles and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Purchaser Plan. To the extent that (i) assets underlying a foreign pension plan in which Transferred Employees participate immediately prior to the Closing Date (or the Lease End Date, if applicable) are transferred to a corresponding foreign pension plan maintained by Purchaser and its Affiliates for the benefit of Transferred Employees, and (ii) such assets are maintained immediately prior to the Closing Date (or the Lease End Date, if applicable) by Conopco or its Affiliates in a trust or are otherwise segregated for the benefit of such Transferred Employees, and held separately from and not commingled with other assets of Conopco and its Affiliates, Purchaser agrees that immediately following such transfer it shall cause such assets to continue to be held in a trust or shall otherwise be segregated for the benefit of such Transferred Employees, and shall be held separately from and not commingled with other assets of Purchaser and its Affiliates.

                  (b) Severance. (i) With respect to each Transferred Employee whose employment is terminated by Purchaser or one of its Affiliates during the eighteen (18) month period immediately following the Lease End Date (or, in the case of Foreign Employees, the twenty-four (24) month period immediately following the Lease End Date), Purchaser shall provide severance benefits to each such employee which are no less favorable than those provided under the standard, country specific, non-restructuring severance policy of Sellers in effect as of the date of this Agreement, a copy of which is attached hereto on
Schedule 10.2(b)(i).

                  (ii) To the extent that Conopco and its Affiliates are required to pay severance benefits to a number of Business Employees in excess of a maximum number of Business Employees determined in accordance with Schedule 10.2(b)(ii) (such maximum number, the "Maximum Number", and such excess number, the "Excess Number"), Purchaser shall pay to Conopco, no later than the earlier of August 1, 2001 or the thirtieth day following the last day on which any Leased Employee ceases to be a Leased Employee under the terms of the Employee Lease Agreement, an amount equal to (A) the average severance required to be paid by Conopco and its Affiliates to all Business Employees (which, for the avoidance of doubt, is not just the Excess Number of Business Employees) entitled to severance benefits, multiplied by (B) the Excess Number; provided, however, that if a Foreign Employee is nevertheless entitled to receive severance benefits pursuant to applicable Laws, notwithstanding that Purchaser has made an offer of employment to such Foreign Employee in accordance with the


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provisions of this Article X, then (i) Conopco and its Affiliates shall be solely liable for severance benefits to such Foreign Employee and (ii) any such Foreign Employee shall be disregarded for purposes of determining under this
Section 10.2(b)(ii) the number of Business Employees to whom Conopco and its Affiliates have provided severance benefits. With respect to Foreign Employees described in the last sentence of Section 10.1(a), to the extent that Purchaser is required to hire or continue the employment of Foreign Employees at the Closing Date due to foreign Laws (such Foreign Employees being deemed Transferred Employees in accordance with Section 10.1(b)) and Purchaser terminates the employment of such Foreign Employees on or prior to the last day on which any Leased Employee ceases to be a Leased Employee under the terms of the Employee Lease Agreement, such terminated Transferred Employees shall not be disregarded but shall be counted for purposes of determining under this Section 10.2(b)(ii) the number of Business Employees to whom Conopco and its Affiliates have provided severance benefits (and therefore shall be counted toward the Maximum Number and in the calculation of the Excess Number).

                  (c) Vesting of Seller Employee Benefit Plan Benefits. Effective as of the Lease End Date, Conopco shall (or shall cause one of its Affiliates to) cause the tax-qualified pension and 401(k) plans in which Transferred Employees were eligible to participate immediately prior to the Lease End Date to fully vest such employees' accrued benefit through the Lease End Date thereunder.

                  (d) Accrued Vacation Days. Upon the Lease End Date, Conopco shall (or shall cause one of its Affiliates to) pay to each Leased Employee any accrued but untaken vacation payable from Conopco so as to discharge its liability for all vacation days.

                  (e) Savings Plan. Effective as of the Lease End Date, Purchaser shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code. ("Purchaser's 401(k) Plan") providing benefits as of the Lease End Date to Transferred Employees participating in Conopco's tax-qualified defined contribution plan ("Conopco's 401(k) Plan"). Each eligible Transferred Employee shall be eligible to become a participant in Purchaser's 401(k) Plan as of the Lease End Date or, if later, the date that a Transferred Employee commences employment with Purchaser. At such time as Conopco is reasonably satisfied that Purchaser's 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, and if Conopco determines that each Transferred Employee shall be entitled to a distribution of his or her account balance following the Lease End Date under Code Section 401(k)(10), in accordance with the terms of Conopco's 401(k) Plan, Conopco agrees to permit each Transferred Employee to effect, and Purchaser agrees to cause the Purchaser's 401(k) Plan to accept, a "direct rollover" to Purchaser's 401(k) Plan of his or her account balances (including all outstanding loans) in Conopco's 401(k) Plan if such rollover is elected in accordance with applicable law by such Transferred Employee and Conopco's 401(k) Plan shall be relieved of Liability with respect to such account balances thereafter. Except as otherwise provided herein, Conopco shall remain solely liable and responsible for all Liabilities to Transferred


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Employees in respect of Conopco's 401(k) Plan, and such Liabilities shall constitute Excluded Liabilities.

                  (f) Certain Welfare Benefits. Purchaser shall be responsible for all medical and dental claims for expenses incurred on and after the Lease End Date by Transferred Employees and their dependents pursuant to and in accordance with the terms of the Purchaser Plans. Purchaser shall be responsible for all life insurance claims of Transferred Employees and their dependents for claims incurred by such employees or dependents on and after the Lease End Date pursuant to and in accordance with the terms of the Purchaser Plans.

                  (g) [Intentionally Omitted]

                  (h) WARN Act. Purchaser and Conopco shall make all reasonable efforts after the Closing Date to avoid any action which would cause any termination of employment of any employees of Conopco who are primarily dedicated to the Business that occurs on or before the expiration of the Transition Period to constitute a "plant closing" or "mass layoff" under WARN or any similar state or local law, or to create any liability to Conopco for any employment terminations under applicable Law.

                  (i) Cafeteria Plan. Conopco shall (or shall cause one of its Affiliates to) transfer as of the Lease End Date the excess of the accumulated contributions to Conopco's health and dependent care flexible spending account plans made by the Transferred Employees over the payouts made from such accounts to such employees, to corresponding Transferred Employee accounts set up in Purchaser's flexible spending account plans. Purchaser agrees to cause its flexible spending account plans to honor and continue through the end of the calendar year in which the Lease End Date occurs the elections made by Transferred Employees as in effect immediately prior to the Lease End Date. Following the transfer of assets to Purchaser's flexible spending account plans, Purchaser shall be responsible for such transferred assets in its flexible spending account plans, and all claims (without duplication of claims reimbursed by Conopco or one of its Affiliates prior to such transfer) made by Transferred Employees for reimbursement under such flexible spending account plans. Purchaser shall take into account contributions made by, and reimbursements paid to, the Transferred Employees during the Lease Period.

                  10.3 Intellectual Property. Conopco shall further provide complete and adequate notice to the Transferred Employees that their current agreements with Conopco or its Affiliates concerning proprietary information and inventions while continuing in full force and effect in accordance with their terms shall not apply to their employment relationship with Purchaser and that those who become employed by Purchaser in scientific or engineering capacities, or otherwise as a part of the technical staff, may be required upon becoming Transferred Employees, to sign a new employment agreement containing provisions concerning inventions, patents and other intellectual property.


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                  10.4 Alternate Procedure. Conopco and Purchaser agree that, pursuant to the procedure set forth in Section 5 of IRS Revenue Procedure 96-60, 1996-2 C.B. 399 (dealing with the preparation and filing of IRS Forms W-2, W-3 and 941 and the maintenance of IRS Forms W-4 and W-5) (the "Alternate Procedure"), Conopco shall (and shall cause it Affiliates to) transfer to Purchaser all current Forms W-4 that were provided to Conopco by the Transferred Employees, and Purchaser shall assume the responsibility for furnishing Forms W-2 to any Transferred Employees employed in a calendar year in which the applicable Lease End Date occurs by Purchaser. Forms W-2 furnished to the Transferred Employees by Purchaser for the calendar year in which the applicable Lease End Date occurs will include wages paid and taxes withheld by both Conopco and Purchaser. Conopco (on behalf of Sellers) and Purchaser also agree that each will be responsible for notifying the IRS on their respective Forms 941 of the discrepancy between the Forms 941 and W-3 resulting from the use of the Alternate Procedure.

                                   ARTICLE XI

                       CLOSING AND POST-CLOSING COVENANTS;
                                 INDEMNIFICATION

                  11.1 Survival of Representations and Warranties; Termination of Indemnification. The representations and warranties of the parties contained in Articles IV and V of this Agreement shall survive the Closing through and including the twenty-one (21) month anniversary of the Closing Date; provided, however, that (i) the representations and warranties of Conopco set forth in
Section 4.11 shall survive the Closing until the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof; (ii) the representations and warranties of Conopco set forth in
Section 4.15 shall survive the Closing through and including the sixty (60) month anniversary of the Closing Date; and (iii) the representations and warranties of Conopco set forth in Sections 4.2 and 4.3, and the representations and warranties of Purchaser set forth in Sections 5.2 and 5.3, shall survive the Closing indefinitely (in each case, the "Survival Period"). The obligations to indemnify and hold harmless any party (x) pursuant to Section 11.2(a)(i) or 11.2(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to the first sentence of this Section 11.1 and (y) pursuant to the other clauses of Section 11.2(a) and (b) shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any Indemnification Event as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Indemnitor in accordance with Section 11.2 before the termination of the applicable representation or warranty.

                  11.2 Indemnification.

                  (a) Purchaser shall indemnify and hold harmless Conopco and its Affiliates and Subsidiaries, and their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Parties"), from and against any and all Damages arising out of, based upon or with respect to: (i)


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any breach of any representation or warranty of Purchaser contained in this
Agreement or in any Purchaser Ancillary Document (other than any Ancillary Agreement), (ii) the breach by Purchaser of any of the covenants and agreements on its part to be performed under this Agreement or the Purchaser Ancillary Documents (other than any Ancillary Agreement), (iii) any Assumed Liabilities or
(iv) subject to the other provisions of this Section 11.2, the ownership of the Purchased Assets or the operation of the Business by Purchaser after the Closing Date, except for the Excluded Liabilities. To the extent that a given claim for indemnification in favor of the Seller Indemnified Parties actually arises under both Section 11.2(a)(i) (without regard to the applicable Survival Period) or 11.2(a)(ii) and Section 11.2(a)(iii), then to such extent such claim shall be deemed to only have arisen under Section 11.2(a)(iii).

                  (b) Conopco shall indemnify and hold harmless Purchaser and its Affiliates and Subsidiaries and their respective directors, officers, employees and agents (collectively, the "Purchaser Indemnified Parties"), from and against any and all Damages arising out of, based upon or with respect to:
(i) any breach of any representation or warranty of Conopco contained in this Agreement or in any Seller Ancillary Document (other than any Ancillary Agreement), (ii) the breach by any Seller of any of the covenants and agreements on its part to be performed under this Agreement or the Seller Ancillary Documents (other than any Ancillary Agreement) or (iii) any Excluded Liability. To the extent that a given claim for indemnification in favor of the Purchaser Indemnified Parties actually arises under both Section 11.2(b)(i) (without regard to the applicable Survival Period) or 11.2(b)(ii) and Section 11.2(b)(iii), then to such extent such claim shall be deemed to only have arisen under Section 11.2(b)(iii).

                  (c) For the purposes of administering the indemnification provisions of this Section 11.2, the following procedures shall apply from and after the Closing Date:

                        (i) Each indemnified party shall notify the Indemnitor of any Indemnification Event in writing and in reasonable detail within fifteen
(15) Business Days following the receipt of notice of the commencement of any action or proceeding or the assertion of any claim against such indemnified party, or giving rise to indemnity pursuant to Section 11.2 (any notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder) and shall indicate in such notification whether such indemnified party is requesting indemnification with respect to such Indemnification Event and the amount of indemnification initially anticipated (if the same is capable of estimation). The failure to give notice as required by this Section 11.2(c)(i) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is actually adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this Section (except that the Indemnitor shall not be liable for any


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expenses incurred during the period in which the indemnified party failed to give such notice).

                        (ii) After notification is given as aforesaid, the Indemnitor shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim; provided, however, that in the event the Indemnitor assumes any such defense or settlement or any such negotiations, it shall actively pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within 20 Business Days after the notification referred to above to assume the defense, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding.

                        (iii) In cases where the Indemnitor has assumed the defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, provided that the Indemnitor shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed and will be granted if required by the last sentence of Section 11.2(c)(v)).

                        (iv) In any case in which the Indemnitor assumes the defense or settlement thereof, the indemnified party shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought and shall have the right to employ its own counsel (which counsel shall be reasonably satisfactory to the Indemnitor) in any such case (it being understood that the Indemnitor shall control such defense), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such suit, action, claim or proceeding, (B) the Indemnitor shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding reasonably promptly after notice of commencement of the action, suit, claim or proceeding, or (C) such indemnified party shall have been advised by counsel in writing that there may be defenses available to it which are different from or additional to those available to the Indemnitor which, if the Indemnitor and the indemnified party were to be represented by the same counsel, would reasonably be expected to result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel or firm of counsel selected by the indemnified party shall be borne by the Indemnitor. In no event shall an Indemnitor be liable to any indemnified party for the cost of employing or using in-house legal counsel regardless of whether such Indemnitor has, or has not, assumed the defense or settlement of such action, proceeding or claim.


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

                        (v) In the event indemnification is requested, the relevant Indemnitor, its representatives and agents shall have access to the premises, books, records and employees of the indemnified party or parties seeking such indemnification to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties and shall only take place in the presence of a representative of the indemnified party or parties unless otherwise so agreed and the indemnified party shall not be required to disclose any information with respect to itself or any of its Affiliates or former Affiliates (other than any such Affiliate or former Affiliate which is a party to this Agreement), and shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless such disclosure or participation is otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder. In the event indemnification is requested, the indemnified parties shall (i) retain all records and information that are reasonably relevant to the claim to be indemnified hereunder, (ii) deliver to the Indemnitor, within five (5) Business Days after the relevant indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by such indemnified party relating to the claim to be indemnified hereunder and (iii) make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnitor assumes the defense or settlement of a claim to be indemnified hereunder, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such claim without the Indemnitor's prior written consent (which consent shall not be unreasonably withheld). If the Indemnitor assumes the defense or settlement of a claim to be indemnified hereunder, the indemnified party shall agree to any settlement, compromise or discharge of such claim that the Indemnitor may recommend and that by its terms obligates the Indemnitor to pay the full amount of the liability in connection with such claim and which (x) releases the indemnified party completely in connection with such claim and (y) has no material and adverse effect on Purchaser (or its Affiliates) after the Closing.

                        (vi) In the event any indemnified party should have a claim against any Indemnitor that does not involve a claim being asserted against or sought to be collected from such indemnified party by any other person, the indemnified party shall deliver notice of such claim with reasonable promptness to the Indemnitor. Subject to Section 11.1, the failure by any indemnified party so to notify the Indemnitor shall not relieve the Indemnitor from any liability that it may have to such indemnified party under Section 11.2, except to the extent that the Indemnitor demonstrates that it has been actually prejudiced by such failure. If the Indemnitor does not notify the indemnified party within fifteen (15) Business Days following its receipt of such notice that the Indemnitor disputes its liability to the indemnified party under Section 11.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the Indemnitor under Section 11.2 and the Indemnitor shall pay the amount of such liability to the indemnified


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

party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnitor has timely disputed its liability with respect to such claim as provided above, the Indemnitor and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                        (vii) Any amount which is required to be paid by an Indemnitor to any party including any reimbursement to which such party is entitled shall be paid by such Indemnitor promptly.

From the date hereof until the earlier of (i) the expiration of the indemnification obligation with respect to the subject matter of such Document or the (ii) seventh anniversary of the Closing Date, each party to this Agreement agrees to use all reasonable efforts to retain all Documents with respect to all matters as to which indemnity may be sought under this Agreement (except to the extent that such Documents in the possession of a party may be transferred to the possession of another party at the Closing pursuant to or as contemplated by this Agreement). Before disposing of or otherwise destroying any such Documents, the possessor thereof shall give reasonable notice to such effect and deliver to any Indemnitor, at such Indemnitor's expense and upon its request, a copy of any such Documents. In addition, each party to this Agreement agrees to use its reasonable efforts to cooperate and cause its employees to cooperate with and assist the appropriate Indemnitor and indemnified party in connection with any claim, action or proceeding for which indemnity is sought hereunder or with respect to which an Indemnitor has elected to participate in the defense. Each party to this Agreement agrees to make commercially reasonably efforts to mitigate or resolve any claim or liability for which indemnity is sought hereunder; provided, however, that in the event that Purchaser or Sellers shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, such failure shall not affect the indemnified party's right to indemnification with respect to such claim or liability or otherwise give rise to any claim or cause of action against the indemnified party.

                  (d) Conopco shall not be liable to, and shall not be required to indemnify, any Purchaser Indemnified Party under Section 11.2(b)(i), and Purchaser shall not be liable to, and shall not be required to indemnify, any Seller Indemnified Party under Section 11.2(a)(i), unless and until the aggregate amount of all Damages determined to be owing by Conopco or Purchaser, as the case may be, under Section 11.2(b)(i) or 11.2(a)(i) exceeds $2,250,000 (the "Basket"), it being understood that, if the aggregate amount of such Damages exceeds $2,250,000, Conopco or Purchaser, as the case may be, shall be liable, and required to indemnify, only for the amount of such Damages exceeding $2,250,000. Neither Conopco nor Purchaser shall be liable to, or be required to indemnify, any Person under Section 11.2(b)(i) or 11.2(a)(i), respectively, for an aggregate amount of Damages exceeding $150,000,000 (the "Cap"). Notwithstanding anything to the contrary contained herein, there shall be no Basket or Cap in connection with Damages relating to (i) Excluded Liabilities or Assumed Liabilities, (ii) any of the covenants of Conopco or Purchaser set forth



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in this Agreement or (iii) relating to the breach of any representation or warranty contained in Sections 4.2, 4.11, 4.25, 5.2 and 5.11 of this Agreement.

                  (e) The amount of any Damages for which indemnification is provided under this Article XI shall be net of any amounts actually recovered (regardless of when recovered) by the indemnified party under insurance policies or pursuant to indemnity rights against persons or entities not parties to this Agreement with respect to such Damages and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Damage. Purchaser and Conopco shall, and shall cause their Affiliates to, use their commercially reasonable efforts to recover any amounts recoverable under insurance policies with respect to Damages for which indemnification is provided under this Article XI.

                  (f) Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, Purchaser acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims relating to this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, the Business and its assets and liabilities (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article XI. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against Parent, Conopco or any Seller arising under or based upon this Agreement, any Ancillary Document (other than any Ancillary Agreement), any applicable Law (including any relating to environmental matters), common law or otherwise (except pursuant to the indemnification provisions set forth in this Section 11.2).

                  11.3 Purchase Price Allocation.

                  (a) Promptly after the date hereof, Conopco shall furnish to Purchaser an estimate of the allocation of the Purchase Price among the Sellers, with a single number for all the Purchased Assets of each Seller in any particular country. If Purchaser does not agree with such estimate, Conopco and Purchaser shall use good faith efforts to agree on an estimate prior to the Closing Date. If the parties cannot agree on such estimate prior to the Closing Date, Conopco's estimate shall be used for allocating the Purchase Price at the Closing Date.

                  (b) Without regard to the estimate determined pursuant to
Section 11.3(a), not later than 60 days after the Closing Date, Conopco shall furnish to Purchaser a proposed allocation of the Purchase Price among the Sellers, with a single number for all of the Purchased Assets of each Seller in any particular country (the "First-level Allocation Statement"). Within 20 days after the receipt of the First-level Allocation Statement, Purchaser shall either indicate its concurrence therewith (which concurrence shall not be


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

unreasonably withheld) or shall propose to Conopco any changes in such Statement.

                  (c) Not later than the later of (i) 120 days after the Closing Date or (ii) 60 days after the final determination of the First-level Allocation Statement (but in any event at least 90 days before Form 8594 is due), Purchaser shall furnish to Conopco copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") with Purchaser's proposed allocation of the Purchase Price among the Purchased Assets. The Asset Acquisition Statement shall be consistent with the First-level Allocation Statement as finally determined. Within 20 days after the receipt of the Asset Acquisition Statement, Conopco shall either indicate its concurrence therewith (which concurrence shall not be unreasonably withheld) or shall propose to Purchaser any changes in such Statement.

                  (d) Conopco and Purchaser shall from time to time provide each other with revised copies of the First-level Allocation Statement and the Asset Acquisition Statement, respectively (the "Revised Statements") so as to report any matters that need updating (including purchase price adjustments, if any). The procedures in Sections 11.3(b) and (c), respectively, and Section 11.3(e) shall apply to concurrence with or proposed revisions to the Revised Statements.

                  (e) Conopco and Purchaser shall endeavor in good faith to resolve any differences with respect to the final version of the First-level Allocation Statement, the Asset Acquisition Statement, and any Revised Statements within 20 days after the recipient of such statement has given notice to the provider of such statement of any objections or suggested changes. At the end of such 20-day period, the Independent Accountants shall be retained to resolve the issues in dispute. Purchaser and Conopco shall furnish, or cause to be furnished, to the Independent Accountants all information the Independent Accountants shall reasonably request for purposes of making this determination. Conopco and Purchaser shall cause the Independent Accountants to act promptly to resolve the issues in dispute. The Independent Accountant's determination shall be accompanied by a certificate of the Independent Accountant that it reached its decision in accordance with the provisions of this Section 11.3. The parties shall share the costs of the Independent Accountant equally. This paragraph shall not apply to Section 11.3(a).

                  (f) After the final determination of the First-level Allocation Statement, Conopco and the Sellers shall reallocate the Purchase Price among themselves to reflect the allocations on such Statement. Conopco and its Affiliates, and Purchaser and its Affiliates, shall file all Tax Returns consistent with the First-level Allocation Statement, the Asset Acquisition and the Revised Statements, as finally determined. All allocations pursuant to this
Section 11.3 shall be consistent with Schedule 11.3(f).


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                  11.4 Tax Matters.

                  (a) Conopco and Purchaser will (and will cause their Affiliates to) treat any indemnification payment made or received under this Agreement as an adjustment to the purchase price and not as an item subject to Tax or as a reduction to a deductible item.

                  (b) Conopco shall be liable for (and shall indemnify and hold harmless Purchaser against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or Governmental Authority in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Purchaser or its Affiliates). Conopco hereby agrees to file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner. Purchaser shall take all reasonable steps to minimize or eliminate the imposition of Taxes described in this Section 11.4(b), including incorporating a purchaser for the Swiss assets in Switzerland promptly after the date hereof, assuring that such purchaser is registered as a VAT customer with the Swiss Federal Tax Authority before the Closing Date, and using the declaration procedure to avoid the imposition of VAT in Switzerland, provided that (i) Purchaser shall not be required to take any action other than such specified actions that could reasonably be expected to have a significant adverse effect on Purchaser or its Affiliates, and (ii) Conopco shall reimburse Purchaser for any material incremental expenses incurred in taking actions other than such specified actions. If any VAT is payable on any transfer under this Agreement, Purchaser will, at Conopco's expense, cooperate with all reasonable requests of Conopco for Purchaser or its Affiliates to obtain a credit or refund in respect thereof. As soon as Purchaser or an Affiliate obtains a credit of refund of such VAT, Purchaser shall promptly remit to Conopco or its designated Affiliate the amount of such credit or refund actually obtained (net of any Taxes or material incremental expenses incurred as a result of the receipt of such credit or refund and payment thereof to Conopco), together with interest on such net amount from the date of receipt to the date of payment at the rate of 6.5% per annum. Purchaser shall not be required to take any action to obtain such credit or refund that could reasonably be expected to have a significant adverse effect on Purchaser or its Affiliates, unless such adverse effect is reimbursed by Conopco.

                  (c) For purposes of clause (ix) of the definition of Excluded Assets and clause (viii) of the definition of Excluded Liabilities, in the case of a taxable period that includes the Closing Date, Taxes for such taxable period shall be allocated to the periods before and after the Closing Date as follows: (i) in the case of Taxes such as property taxes, such Taxes shall be allocated to periods before and after the Closing Date on a pro rata basis and
(ii) in the case of Taxes based on net or gross income, or transactional taxes such as sales taxes, the portion of such Taxes allocable to the period before the Closing Date shall be computed on the assumption that the taxable period ended on the Closing Date.


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                  11.5 No Additional Representations. Purchaser acknowledges that none of Parent, Conopco, any other Seller or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Business furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Seller Ancillary Documents or the Schedules, and none of Parent, Conopco, any other Sellers or any other Person shall have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser, or Purchaser's use of, any information, including any information, documents or material made available to Purchaser in any "data room" or management presentations or in any other form in expectation of the transactions contemplated hereby. Purchaser acknowledges that, should the Closing occur, Purchaser shall acquire the Purchased Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis, except as otherwise expressly represented or warranted in this Agreement and the Seller Ancillary Documents.

                                  ARTICLE XII

                                     GENERAL

                  12.1 Amendments. This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

                  12.2 Integrated Contract. This Agreement, including the Schedules and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of Section 12.1 hereof, the Confidentiality Agreement and the Ancillary Documents, including the schedules and exhibits thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Ancillary Documents or the Confidentiality Agreement other than those set forth herein or in the Ancillary Documents, the Confidentiality Agreement or any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement and the provisions of any Ancillary Documents (other than any Ancillary Agreement), the provisions of this Agreement shall control.

                  12.3 Governing Law. This Agreement and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. Each of the parties hereto waives to the fullest extent permitted by law any right to trial by jury in any action, suit or proceeding brought to enforce, defend or



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interpret any rights or remedies under, or arising in connection with or relating to, this Agreement.

                  12.4 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                  (a)      if to Purchaser, to:

                           French Fragrances, Inc.
                           14100 NW 60th Avenue
                           Miami Lakes, Florida 33014
                           Attention: General Counsel
                           Telecopy: (305) 818-8020

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Howard Chatzinoff, Esq.
                           Telecopy:  (212) 310-8007

                  (b)      if to Conopco, to:

                           Conopco, Inc.
                           c/o Unilever United States, Inc.
                           Lever House
                           390 Park Avenue
                           New York, New York  10022
                           Attention:  General Counsel
                           Telecopy:  (212) 318-3680


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

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York  10019
                           Attention: Daniel P. Cunningham, Esq.
                           Telecopy: (212) 765-0925


or to such other address(es) as shall be furnished in writing by any such party to each of the other parties hereto in accordance with the provisions of this
Section 12.4.

                  12.5 Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior consent of each of the other parties hereto, except that (a) Purchaser may assign any or all of its rights and/or obligations hereunder (including the right to purchase certain of the Purchased Assets and assume certain of the Assumed Liabilities) to any of its Affiliates and any such Affiliate may assign such rights and/or obligations to another Affiliate of Purchaser or to Purchaser and (b) an assignment by operation of law in connection with a merger or consolidation shall not require either party's consent. Notwithstanding the foregoing, each of Purchaser and Conopco shall remain liable for all of its respective obligations under this Agreement. Subject to the first sentence of this Section 12.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this
Section 12.5 shall be void.

                  12.6 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, shall confer upon any Person who is not a party hereto any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

                  12.7 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

                  12.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by telecopier, receipt acknowledged, to the other party hereto.


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

                  12.9 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement and the Ancillary Agreements, including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party; provided, however, that (a) Conopco and Purchaser shall each pay one-half of the filing fees required to be paid in connection with their compliance with the HSR Act and (b) a party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement, which payment of expenses shall be in addition to any other relief to which such other parties may be entitled.

                  12.10 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  12.11 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding against either of them arising out of or in connection with this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby or disputes relating hereto or thereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or, the Ancillary Documents, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably accepts and submits to the exclusive jurisdiction and venue of such courts in personam with respect to any such action, suit or proceeding and further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 12.11.

                  12.12 Bulk Sales Compliance. Each party hereto hereby waives compliance by the other with the provisions of any Bulk Sales Law of any State.


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                  12.13 Exhibits/Schedules. The exhibits and schedules to this
Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any schedule or exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, all as of the date first written above.

                             CONOPCO, INC.



                             By: /s/ Mark Landry
                                 --------------------------------------------
                                    Name:  E. Mark Landry
                                    Title: Senior Vice President



                             FRENCH FRAGRANCES, INC.



                             By:  /s/ Scott Beattie
                                  -------------------------------------------
                                    Name:  E. Scott Beattie
                                    Title: Chairman, President and Chief
                                           Executive Officer